                                                                     Exhibit 2.1




                      AGREEMENT AND PLAN OF REORGANIZATION

                          dated as of February 7, 2001

                                  by and among

                                FREEMARKETS, INC.

                           AXE ACQUISITION CORPORATION

                                       AND

                                   ADEXA, INC.

                                TABLE OF CONTENTS


                                                                                                                PAGE

ARTICLE I -- THE MERGER ..........................................................................................2
         Section 1.01      The Merger.............................................................................2
         Section 1.02      Closing; Effective Time................................................................2
         Section 1.03      Effects of the Merger..................................................................2

ARTICLE II -- CONVERSION OF SECURITIES............................................................................3
         Section 2.01      Definitions............................................................................3
         Section 2.02      Effect on Company Capital Stock........................................................6
         Section 2.03      Exchange of Certificates...............................................................7
         Section 2.04      Distributions with Respect to Unexchanged Company Shares...............................9
         Section 2.05      No Further Ownership Rights in Company Shares.........................................10
         Section 2.06      Lost Certificates.....................................................................10
         Section 2.07      Effect on Capital Stock of Sub........................................................10
         Section 2.08      Company Stock Options.................................................................10
         Section 2.09      Company Series A Warrant..............................................................11
         Section 2.10      Dissenters' Rights....................................................................11

ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................................................11
         Section 3.01      Organization..........................................................................12
         Section 3.02      Capital Structure.....................................................................13
         Section 3.03      Authority; No Conflict; Required Filings and Consents.................................15
         Section 3.04      Financial Statements..................................................................16
         Section 3.05      Accounts Receivable...................................................................16
         Section 3.06      Taxes.................................................................................16
         Section 3.07      No Undisclosed Liabilities............................................................18
         Section 3.08      Title to Properties...................................................................18
         Section 3.09      Condition of Tangible Assets..........................................................18
         Section 3.10      Compliance with Law; Authorizations...................................................19
         Section 3.11      Absence of Certain Changes or Events..................................................19
         Section 3.12      Real Property.........................................................................21
         Section 3.13      Intellectual Property.................................................................22
         Section 3.14      Agreements, Contracts and Commitments.................................................26
         Section 3.15      Litigation............................................................................28
         Section 3.16      Employees.............................................................................29
         Section 3.17      Benefits Plans........................................................................30
         Section 3.18      Related Party Transactions............................................................33
         Section 3.19      Environmental Matters.................................................................34
         Section 3.20      Insurance.............................................................................37
         Section 3.21      Books and Records.....................................................................37
         Section 3.22      Warranties............................................................................37
         Section 3.23      Opinion of Financial Advisor..........................................................37
         Section 3.24      Conditions Affecting the Company and its Subsidiaries.................................37

                                                                                                                PAGE

         Section 3.25      Brokers...............................................................................37
         Section 3.26      No Illegal Payments...................................................................38
         Section 3.27      Suppliers and Customers...............................................................38
         Section 3.28      Board Approval; Voting Requirements...................................................38
         Section 3.29      Registration Statement; Proxy Statement; Prospectus...................................39

ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB...................................................39
         Section 4.01      Organization..........................................................................40
         Section 4.02      Capital Structure.....................................................................40
         Section 4.03      Authority; No Conflict; Required Filings and Consents.................................40
         Section 4.04      SEC Filings; Financial Statements.....................................................41
         Section 4.05      Litigation............................................................................42
         Section 4.06      Registration Statement................................................................42
         Section 4.07      Interim Operations of Sub.............................................................42
         Section 4.08      Opinion of Financial Advisor..........................................................43
         Section 4.09      Board Approval; Voting Requirements...................................................43
         Section 4.10      Compliance with Law...................................................................43
         Section 4.11      No Undisclosed Liabilities............................................................43

ARTICLE V -- CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME.....................................................43
         Section 5.01      Conduct of the Company's Business.....................................................43
         Section 5.02      Negative Covenants....................................................................44

ARTICLE VI -- ADDITIONAL AGREEMENTS..............................................................................48
         Section 6.01      Exclusivity...........................................................................48
         Section 6.02      Registration Statement; Proxy Statement; Prospectus...................................49
         Section 6.03      Stockholders' Meetings................................................................49
         Section 6.04      Access................................................................................50
         Section 6.05      Confidentiality.......................................................................50
         Section 6.06      Public Announcement...................................................................50
         Section 6.07      Consents..............................................................................51
         Section 6.08      Regulatory Approvals..................................................................51
         Section 6.09      Notification of Certain Matters.......................................................52
         Section 6.10      Tax-Free Reorganization...............................................................52
         Section 6.11      Form S-8..............................................................................52
         Section 6.12      Benefit Plans.........................................................................52
         Section 6.13      Allocation Certificate................................................................53
         Section 6.14      FIRPTA Certificate....................................................................53
         Section 6.15      Rule 145 Affiliate Agreements.........................................................53
         Section 6.16      Listing of Additional Shares..........................................................54
         Section 6.17      Retention Program.....................................................................54
         Section 6.18      Company Transaction Expenses..........................................................54
         Section 6.19      Further Assurances....................................................................54
         Section 6.20      Non-Solicitation......................................................................54
         Section 6.21      Indemnification of Officers and Directors.............................................55

                                                                                                                PAGE

         Section 6.22      Employment and Noncompetition Agreements..............................................56
         Section 6.23      Stock Restriction Agreements..........................................................56

ARTICLE VII -- CONDITIONS TO MERGER..............................................................................56
         Section 7.01      Conditions to Each Party's Obligation to Effect the Merger............................56
         Section 7.02      Conditions to Obligation of Parent and Sub to Effect the Merger.......................57
         Section 7.03      Conditions to Obligation of the Company to Effect the Merger..........................59

ARTICLE VIII -- TERMINATION AND AMENDMENT........................................................................60
         Section 8.01      Termination...........................................................................60
         Section 8.02      Effect of Termination.................................................................61
         Section 8.03      Remedies..............................................................................61
         Section 8.04      Amendment.............................................................................61
         Section 8.05      Waiver................................................................................61

ARTICLE IX -- INDEMNIFICATION....................................................................................61
         Section 9.01      Survival..............................................................................61
         Section 9.02      Indemnification by the Company Shareholders...........................................61
         Section 9.03      Limitations...........................................................................63
         Section 9.04      Notice of Claims......................................................................64
         Section 9.05      Third Party Claims....................................................................64
         Section 9.06      Effect of Investigation; Waiver.......................................................66
         Section 9.07      Company Shareholders' Representative..................................................66

ARTICLE X -- GENERAL PROVISIONS..................................................................................67
         Section 10.01     Contents of Agreement; Parties in Interest; etc.......................................67
         Section 10.02     Assignment and Binding Effect.........................................................67
         Section 10.03     Expenses..............................................................................67
         Section 10.04     Notices...............................................................................68
         Section 10.05     Delaware Law to Govern................................................................69
         Section 10.06     No Benefit to Others..................................................................69
         Section 10.07     Headings, Gender and "Person".........................................................70
         Section 10.08     Schedules and Exhibits................................................................70
         Section 10.09     Severability..........................................................................70
         Section 10.10     Counterparts..........................................................................70
         Section 10.11     Specific Performance..................................................................70

ARTICLE XI -- DEFINITIONS  70
         Section 11.01     Definitions...........................................................................70

EXHIBITS

Form of Company Shareholder Agreement.......................................Exhibit A
Form of Parent Stockholder Agreement........................................Exhibit B
Form of Employment Agreement................................................Exhibit C
Form of Noncompetition Agreement............................................Exhibit D
Form of Stock Restriction Agreement.........................................Exhibit E
Form of Transmittal Letter..................................................Exhibit F
Form of FIRPTA Certificate..................................................Exhibit G

Form of Rule 145 Affiliate Agreement........................................Exhibit H
Form of Indemnity Escrow Agreement..........................................Exhibit I
Form of Legal Opinion of Gunderson Dettmer Stough Villeneuve
         Franklin & Hachigian, LLP..........................................Exhibit J
Form of Tax Opinion of Morgan, Lewis & Bockius LLP..........................Exhibit K
Form of Legal Opinion of Morgan, Lewis & Bockius LLP........................Exhibit L
Form of Tax Opinion of Gunderson Dettmer Stough Villeneuve
         Franklin & Hachigian, LLP..........................................Exhibit M


ANNEXES

List of Key Company Employees...............................................Annex A
List of Management Shareholders.............................................Annex B

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement"), dated as of February 7, 2001, is by and among FREEMARKETS, INC., a Delaware corporation ("Parent"), AXE ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and ADEXA, INC., a California corporation (the "Company"). Capitalized terms used in this Agreement have the definitions referenced in Article XI hereof.

                                    RECITALS:

         WHEREAS, the Board of Directors of Parent, the Board of Directors and the sole stockholder of Sub and the Board of Directors of the Company have approved the acquisition of the Company by Parent by means of a merger of Sub with and into the Company upon the terms and subject to the conditions set forth herein;

         WHEREAS, for federal income tax purposes, it is intended that the acquisition of the Company by Parent pursuant hereto shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, certain shareholders of the Company (the "Shareholder Parties") each have entered into a Shareholder Agreement in substantially the form attached hereto as Exhibit A (collectively, the "Company Shareholder Agreements");

         WHEREAS, concurrently with the execution of this Agreement and as an inducement to the Company to enter into this Agreement, certain stockholders of Parent (the "Parent Stockholder Parties") each have entered into a Stockholder Agreement in substantially the form attached hereto as Exhibit B (collectively, the "Parent Stockholder Agreements");

         WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, the employees of the Company listed on Annex A hereto (the "Key Company Employees") each have entered into Employment and Noncompetition Agreements in substantially the forms attached hereto as Exhibits C and D, respectively, and the management shareholders of the Company listed on Annex B hereto (the "Management Shareholders") each have entered into a Stock Restriction Agreement in substantially the form attached hereto as Exhibit E;

         NOW, THEREFORE, in consideration of the promises and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Sub and the Company agree as follows:

                                    ARTICLE I

                                   THE MERGER

         Section 1.01 The Merger. Subject to the terms and conditions of this Agreement and the Agreement of Merger and the Certificate of Merger in such forms as are required by the relevant provisions of the General Corporation Law of the State of California (the "CGCL") and the Delaware General Corporation Law (the "DGCL"), respectively, at the Effective Time (as defined in Section 1.02), Sub shall be merged with and into the Company and the separate corporate existence of Sub shall thereupon cease (the "Merger"). As a result of the Merger, the outstanding shares of capital stock of Sub and the Company shall be converted or canceled in the manner provided in Article II of this Agreement, the separate corporate existence of Sub shall cease and the Company shall be the surviving corporation following the Merger. After the Effective Time, the Merger shall have the effects specified in the CGCL and the DGCL.

         Section 1.02 Closing; Effective Time. The closing of the Merger (the "Closing") shall take place at the offices of Morgan, Lewis & Bockius LLP, 32nd Floor, One Oxford Centre, Pittsburgh, Pennsylvania at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VII, or at such other place and time and/or on such other date as Parent and the Company may agree. The date upon which the Closing occurs is herein referred to as the "Closing Date." Simultaneously with, or as soon as practicable following, the Closing, the Company as the surviving corporation shall file the Agreement of Merger together with an officers' certificate of each constituent corporation with the Secretary of State of the State of California as provided in Section 1103 of the CGCL and concurrently therewith shall file the Certificate of Merger with the Secretary of State of the State of Delaware as provided in Section 252(c) of the DGCL. The Merger shall become effective at the later of such time as such documents are so filed or at such time as is set forth in the Agreement of Merger and the Certificate of Merger, if different, which time is hereinafter referred to as the "Effective Time."

         Section 1.03 Effects of the Merger.

                  (a) The Surviving Corporation. At the Effective Time, (i) the separate existence of Sub shall cease and Sub shall be merged with and into the Company (Sub and the Company are sometimes referred to below as the "Constituent Corporations" and the Company as the surviving corporation following the Merger is sometimes referred to below as the "Surviving Corporation"), (ii) the Articles of Incorporation of the Company in effect immediately prior to the Effective Time shall be amended and restated in the form of Annex A attached to the Agreement of Merger, and, as so amended and restated, such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation until amended thereafter in accordance with applicable law, and
(iii) the Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until amended thereafter in accordance with applicable law.

                  (b) Rights and Obligations of Surviving Corporation. At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred by it.

                  (c) Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title and interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either Constituent Corporation, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title and interest in, to and under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                  (d) Directors and Officers. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their resignation or removal or until their respective successors have been elected and qualified. The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their resignation or removal or until their respective successors have been elected and qualified.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

         Section 2.01 Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to such terms below:

                  (a) "Allocation Certificate" shall mean the certificate in the form required by, and delivered to Parent by the Company at the Closing pursuant to, Section 6.13.

                  (b) "Common Stock Exchange Ratio" shall mean the quotient obtained by dividing (i) the Common Stock Consideration by (ii) the sum of (A) the number of Company Common Shares issued and outstanding immediately prior to the Effective Time, and (B) the number of Company Stock Options issued and outstanding immediately prior to the Effective Time.

                  (c) "Common Stock Consideration" shall mean the number of shares of Parent Common Stock that is equal to (i) the Total Parent Shares, less
(ii) the Preferred Stock Consideration.

                  (d) "Company Common Shares" shall mean shares of the Company's Common Stock.

                  (e) "Company Preferred Shares" shall mean, collectively, Company Series A Preferred Shares, Company Series B Preferred Shares and Company Series C Preferred Shares.

                  (f) "Company Series A Preferred Shares" shall mean shares of the Company's Series A Preferred Stock.

                  (g) "Company Series A Warrant" shall mean the warrant to purchase 228,012 Company Series A Preferred Shares registered to Sutro & Co. Incorporated, a copy of which is attached to Section 3.02(b) of the Company Disclosure Schedule.

                  (h) "Company Series B Preferred Shares" shall mean shares of the Company's Series B Preferred Stock.

                  (i) "Company Series C Preferred Shares" shall mean shares of the Company's Series C Preferred Stock.

                  (j) "Company Shareholder Transaction Expenses" shall mean the amount by which the Company Transaction Expenses exceed $4,000,000.

                  (k) "Company Shareholder Transaction Expense Shares" shall mean the number of shares of Parent Common Stock, rounded to the nearest whole share, equal to the quotient obtained by dividing (i) the Company Shareholder Transaction Expenses, by (ii) the average of the closing prices of Parent Common Stock on the Nasdaq National Market as reported in The Wall Street Journal over the trading days during the 30 days ending three days prior to the Closing.

                  (l) "Company Shareholders" shall mean, collectively, the holders of Company Shares.

                  (m) "Company Shares" shall mean, collectively, Company Common Shares and Company Preferred Shares.

                  (n) "Company Stock Options" shall mean options to purchase Company Common Shares.

                  (o) "Company Transaction Expenses" shall mean the sum of all expenses, including, without limitation, all financial advisory and investment banking fees, printing, legal, accounting and other professional fees and expenses, incurred by the Company in connection with the Company's initial public offering (other than expenses paid as of December 31, 2000 or accrued on the Balance Sheet), the termination of such initial public offering, the negotiation of this Agreement or the consummation of the Merger.

                  (p) "Merger Consideration" shall mean, collectively, the Common Stock Consideration and the Preferred Stock Consideration.

                  (q) "Parent Common Stock" shall mean shares of Parent Common Stock, par value $.01 per share.

                  (r) "Per Share Merger Consideration" shall mean, with respect to each Company Share, the Merger Consideration payable with respect to such Company Share in accordance with the provisions of this Article II.

                  (s) "Preferred Stock Consideration" shall mean the number of shares of Parent Common Stock that is equal to the sum of (i) the Series A Preferred Stock Consideration, (ii) the Series B Preferred Stock Consideration, and (iii) the Series C Preferred Stock Consideration.

                  (t) "Series A Preferred Stock Exchange Ratio" shall mean the quotient obtained by dividing (i) the Series A Preferred Stock Consideration, by
(ii) the number of Company Series A Preferred Shares issued and outstanding immediately prior to the Effective Time.

                  (u) "Series A Preferred Stock Consideration" shall mean a number of shares of Parent Common Stock equal to the number of the Total Parent Shares allocable to the holders of Company Series A Preferred Shares (including Company Series A Preferred Shares issuable upon exercise of the Company Series A Warrant) in accordance with the Company's Amended and Restated Articles of Incorporation as set forth in the Allocation Certificate.

                  (v) "Series B Preferred Stock Exchange Ratio" shall mean the quotient obtained by dividing (i) the Series B Preferred Stock Consideration, by
(ii) the number of Company Series B Preferred Shares issued and outstanding immediately prior to the Effective Time.

                  (w) "Series B Preferred Stock Consideration" shall mean a number of shares of Parent Common Stock equal to the number of the Total Parent Shares allocable to the holders of Company Series B Preferred Shares in accordance with the Company's Amended and Restated Articles of Incorporation as set forth in the Allocation Certificate.

                  (x) "Series C Preferred Stock Exchange Ratio" shall mean the quotient obtained by dividing (i) the Series C Preferred Stock Consideration, by
(ii) the number of Company Series C Preferred Shares issued and outstanding immediately prior to the Effective Time.

                  (y) "Series C Preferred Stock Consideration" shall mean a number of shares of Parent Common Stock equal to the number of Total Parent Shares allocable to the holders of Series C Preferred Stock in accordance with the Company's Amended and Restated Articles of Incorporation as set forth in the Allocation Certificate.

                  (z) "Total Parent Shares" shall mean the number of shares of Parent Common Stock that is equal to (i) SEVENTEEN MILLION TWO HUNDRED FIFTY THOUSAND (17,250,000), less (ii) the Company Shareholder Transaction Expense Shares.

         Section 2.02 Effect on Company Capital Stock.

                  (a) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of capital stock of the Company:

                      (i) each Company Series C Preferred Share issued and outstanding immediately prior to the Effective Time shall be canceled and retired and shall cease to exist and shall thereafter represent the right to receive the number of shares of Parent Common Stock, or that fraction of a share of Parent Common Stock, equal to the Series C Preferred Stock Exchange Ratio.

                      (ii) each Company Series B Preferred Share issued and outstanding immediately prior to the Effective Time shall be canceled and retired and shall cease to exist and shall thereafter represent the right to receive that fraction of a share of Parent Common Stock equal to the Series B Preferred Stock Exchange Ratio.

                      (iii) each Company Series A Preferred Share issued and outstanding immediately prior to the Effective Time shall be canceled and retired and shall cease to exist and shall thereafter represent the right to receive that fraction of a share of Parent Common Stock equal to the Series A Preferred Stock Exchange Ratio.

                      (iv) each Company Common Share issued and outstanding immediately prior to the Effective Time shall be canceled and retired and shall cease to exist and shall thereafter represent the right to that fraction of a share of Parent Common Stock equal to the Common Stock Exchange Ratio.

                  (b) Notwithstanding anything to the contrary contained herein, no shares of Parent Common Stock shall be delivered in the Merger to any Company Shareholder who has not voted in favor of, or consented to, the adoption of this Agreement until the surrender by such Company Shareholder of a Certificate (as defined in Section 2.03) with respect to the Company Shares owned by such Company Shareholder together with a Transmittal Letter (as defined in Section 2.03) with respect thereto and the abandonment by such Company Shareholder of any and all appraisal rights to which such Company Shareholder may be entitled under applicable laws.

                  (c) At and as of the Effective Time, Company Shares held by the Company in its treasury ("Treasury Shares") shall not represent the right to receive Merger Consideration. At and as of the Effective Time, all such Treasury Shares shall be canceled and retired and shall cease to exist, and no cash, securities or other property shall be payable in respect thereof.

                  (d) All shares of Parent Common Stock issued in exchange for Company Common Shares that are subject to vesting and a repurchase option in favor of the Company immediately prior to the Effective Time ("Company Restricted Stock") shall be subject to the same vesting schedule and repurchase option as are applicable to such Company Restricted Stock, as set forth in the Company agreements containing such vesting schedule and repurchase option (the "Restricted Stock Agreements"). Such repurchase option shall be assigned to Parent in the Merger and shall thereafter be exercisable by Parent upon the same terms and conditions in effect immediately prior to the Effective Time, except that the purchase price per share of such Company Restricted Stock shall be adjusted to reflect the Common Stock Exchange Ratio.

         Section 2.03 Exchange of Certificates.

                  (a) Parent shall select American Stock Transfer & Trust Co. or such other nationally recognized bank or trust company chosen by Parent to act as the Exchange Agent (the "Exchange Agent") in the Merger.

                  (b) Promptly after the Effective Time, but in no event more than five business days after the Effective Time, Parent shall make available to the Exchange Agent, for exchange in accordance with this Article II, the shares of Parent Common Stock issuable pursuant to Section 2.02(a) in exchange for outstanding Company Shares less the number of shares of Parent Common Stock to be deposited into escrow pursuant to Section 9.02(b), and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 2.03(e).

                  (c) No later than five business days prior to the Closing, the Company shall furnish to Parent mailing labels or a computer file containing the names and addresses of the record holders of certificates representing Company Shares. As soon as practicable after the Effective Time, but in any event within ten business days thereafter, Parent shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Company Shares (the "Certificates"), whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.02(a), (i) a transmittal letter in the form attached as Exhibit F hereto (the "Transmittal Letter") and (ii) instructions for use in effecting the surrender of the Certificates in exchange for a certificate representing shares of Parent Common Stock. Upon surrender to Parent of a Certificate or Certificates together with a duly executed Transmittal Letter, each Company Shareholder shall, subject to (A) Section 9.02(b), (B) the vesting terms and repurchase option of any Company Restricted Stock, and (C) the terms of any pledge and security agreement with the Company to which any Company Shareholder is a party, be entitled to receive, in exchange therefor, a certificate representing that number of whole shares of Parent Common Stock which such Company Shareholder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and each Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 9.02(b) hereof, Parent shall cause to be delivered (A) to Chase Manhattan Trust Company, N.A, or such other nationally recognized trust company chosen by Parent, as indemnity escrow agent (the "Indemnity Escrow Agent"), a certificate or certificates representing the Escrow Shares (as defined in Section 9.02(b) hereof); (B) to the Secretary of Parent a certificate or certificates representing (I) the number of whole shares of Parent Common Stock that are subject to repurchase by Parent or the Company immediately following the Effective Time in accordance with the terms of the Restricted Stock Agreements ("Unvested Shares") and (II) the number of whole shares of Parent Common Stock subject to any pledge and security agreement ("Pledged Shares"), less in each case such number of Unvested Shares or Pledged Shares which are also Escrow Shares; and (C) to such Company Shareholder a certificate representing those shares of Parent Common Stock issuable to such Company Shareholder which are not Escrow Shares, Unvested Shares or Pledged Shares. The Escrow Shares shall be held in escrow by the Indemnity Escrow Agent and shall be available to compensate Parent for certain damages as provided in Article IX and the Indemnity Escrow Agreement referred to in Section 9.02(b). To the extent not used for such purposes, the Escrow Shares shall be released, all as provided in the Indemnity Escrow Agreement. The Unvested Shares shall be held in escrow by the Secretary of Parent and released in accordance with the applicable Restricted Stock Agreement.

                  (d) If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate(s) so surrendered shall be properly endorsed for transfer (or accompanied by an appropriate instrument of transfer) and shall otherwise be in proper form for transfer, and that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent that any such taxes have been paid or are not applicable.

                  (e) Notwithstanding any other provision of this Article II, no fractional shares of Parent Common Stock will be issued and any holder of Company Shares entitled hereunder to receive a fractional share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) but for this Section 2.03(e) will be entitled hereunder to receive no such fractional share but a cash payment in lieu thereof in an amount equal to such fraction multiplied by the average of the closing prices of Parent Common Stock on the Nasdaq National Market as reported in The Wall Street Journal over the trading days during the 30 days ending three days prior to the Closing.

                  (f) None of Parent, Sub or the Company shall be liable to any Person in respect of any cash or other property delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any payment pursuant to this Article II would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.03(b))), the shares of Parent Common Stock issuable, or cash payment determined in accordance with Section 2.02(e), in respect of such Certificate shall, to the extent permitted by applicable law, become the property of Parent free and clear of all claims or interests of any Person previously entitled thereto.

         Section 2.04 Distributions with Respect to Unexchanged Company Shares. Notwithstanding any other provisions of this Agreement, no dividends or other distributions on shares of Parent Common Stock shall be paid with respect to any Company Shares or other securities represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate there shall be paid to the holder of certificates representing shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such shares of Parent Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender thereof and a payment date subsequent to surrender thereof payable with respect to such shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon. No holder of unsurrendered Certificates shall be entitled, until the surrender of such Certificate, to vote the shares of Parent Common Stock into which such holder's Company Shares shall have been converted.

         Section 2.05 No Further Ownership Rights in Company Shares. The payment of the Per Share Merger Consideration in respect of each Company Share owned by the Company Shareholders shall be deemed to have been paid in full satisfaction of all rights pertaining to each such Company Share, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Company Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented for transfer to the Surviving Corporation, they shall be canceled and exchanged for certificates representing shares of Parent Common Stock in accordance with the procedures set forth in this Article II.

         Section 2.06 Lost Certificates. In the event any Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the disbursement of the Per Share Merger Consideration in respect of Company Shares represented by such Certificate, require the owner of such lost, stolen or destroyed Certificate to make an affidavit of that fact containing such indemnification provisions as Parent may reasonably deem appropriate, including, without limitation, the posting of a standard bond required by Parent's transfer agent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate.

         Section 2.07 Effect on Capital Stock of Sub. Each issued and outstanding share of Common Stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, $.01 par value per share, of the Surviving Corporation.

         Section 2.08 Company Stock Options. At the Effective Time, each outstanding Company Stock Option granted under the Company's 1998 Stock Option Plan ("Company Stock Option Plan") shall, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, be assumed by Parent ("Replacement Option"). To the extent that they replace options which qualify as "incentive stock options," each Replacement Option will be intended to qualify as an "incentive stock option" under the Code (although Parent makes no representation and warranty whatsoever that such options will so qualify). Each Replacement Option shall be subject to the same terms and conditions as the applicable Company Stock Option it replaced, except that (A) each such Replacement Option shall be exercisable for, and represent the right to acquire, that whole number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to the number of Company Common Shares subject to such Company Stock Option multiplied by the Common Stock Exchange Ratio, and (B) the option price per share of Parent Common Stock shall be an amount equal to the option price per share of Company Common Shares subject to such Company Stock Option in effect immediately prior to the Effective Time divided by the Common Stock Exchange Ratio (the option price per share, as so determined, being rounded up to the nearest full cent). Parent shall reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Replacement Options granted in accordance with this Section 2.08.

         Section 2.09 Company Series A Warrant. At the Effective Time, the Company Series A Warrant shall, to the extent that such Company Series A Warrant does not expire in accordance with its terms upon consummation of the Merger, be converted into a warrant to acquire, on the same terms and conditions as were applicable under such Company Series A Warrant, that number of shares of Parent Common Stock equal to (a) the number of Company Common Shares issuable to a holder of that number of Company Series A Preferred Shares subject to the Company Series A Warrant, multiplied by (b) the Common Stock Exchange Ratio (such product rounded down to the nearest whole number) (such new warrant, the "Replacement Warrant"), at an exercise price per share (rounded up to the nearest whole cent) equal to (y) the aggregate exercise price for the Company Series A Preferred Shares which were purchasable pursuant to such Company Series A Warrant divided by (z) the number of full shares of Parent Common Stock subject to such Replacement Warrant in accordance with the foregoing. At or prior to the Effective Time, the Company shall take all reasonable action, if any, necessary with respect to the Company Series A Warrant to permit the replacement of such Company Series A Warrant by Parent pursuant to this Section 2.09.

         Section 2.10 Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary, any Company Shares owned by a Company Shareholder who shall have demanded and not lost or withdrawn, or who shall be eligible to demand, appraisal rights with respect to such Company Shares in the manner provided in the CGCL shall not represent the right to receive Merger Consideration. If such Company Shareholder shall fail to perfect or shall effectively withdraw or lose his right to appraisal and payment under the CGCL, as the case may be, each Company Share held by such Company Shareholder shall thereupon, subject to and in accordance with the procedures set forth in this
Article II, represent the right to receive the Per Share Merger Consideration.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Sub that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule dated and delivered as of the date hereof by the Company to Parent (the "Company Disclosure Schedule"), which relates to this Agreement and is designated therein as being the Company Disclosure Schedule. The Company Disclosure Schedule shall be arranged in paragraphs corresponding to, and each exception to a representation and warranty set forth therein shall be deemed to qualify, the specific numbered paragraph(s) of this Article III which is referenced or cross-referenced in the applicable exception set forth on the Company Disclosure Schedule and any other section hereof where it is clear, upon a reading of such disclosure without any independent knowledge on the part of the reader regarding the matter disclosed, that the disclosure is intended to apply to such other section.

         Section 3.01 Organization.

                  (a) Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which it owns or leases property or conducts any business so as to require such qualification, except where the failure to be so qualified would not have a Company Material Adverse Effect. "Company Material Adverse Effect" shall mean any effect on the business, financial condition, results of operations, properties, assets or liabilities of the Company that is materially adverse to the Company and its Subsidiaries taken as a whole; provided that "Company Material Adverse Effect" shall not include any effect on the Company resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) conditions affecting generally the industry in which the Company operates or the U.S. economy as a whole, or (iii) acts of Parent or any of its Subsidiaries other than acts permitted by this Agreement.

                  (b) Except as set forth in the Company Disclosure Schedule, neither the Company nor any Subsidiary directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity.

                  (c) The Company is not in violation of its Amended and Restated Articles of Incorporation or Bylaws, in each case as amended to date (together, the "Company Charter Documents"). The Company Charter Documents in the forms attached to the Company Disclosure Schedule are the Articles of Incorporation and the Bylaws of the Company as in effect on the date of this Agreement. No Subsidiary is in violation of its charter documents. The amendment of Article III, Division (B), Section 4(b) of the Company's Amended and Restated Articles in the form attached to Section 3.01(c) of the Company's Disclosure Schedule (the "Articles Amendment") has been duly approved by the Board of Directors of the Company and the requisite vote of the Company Shareholders in accordance with the Company Charter Documents and applicable laws. Following the filing of a certificate of amendment with respect to the Articles Amendment (the "Certificate of Amendment"), immediately prior to the Closing of the Merger, if prior to June 30, 2001, all Company Series A Preferred Shares and Company Series B Preferred Shares will automatically be converted into Company Common Shares based on a ratio of 1:1 and all Company Series C Preferred Shares will automatically be converted into Company Common Shares based on a ratio of 1.67:1.

                  (d) "Subsidiary" or "Subsidiaries" means, with respect to any party, any corporation or other organization, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or
(ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party and/or by any one or more of its Subsidiaries.


         Section 3.02 Capital Structure

                  (a) The authorized capital stock of the Company consists of
(i) 30,000,000 shares of Common Stock, of which 10,976,411 Company Common Shares are issued and outstanding as of the date hereof, (ii) 4,358,186 shares of Series A Preferred Stock, of which 4,127,170 Company Series A Preferred Shares are issued and outstanding as of the date hereof, (iii) 2,900,000 shares of Series B Preferred Stock, of which 2,492,424 Company Series B Preferred Shares are issued and outstanding as of the date hereof, and (iv) 2,100,000 shares of Series C Preferred Stock, of which 1,574,801 Company Series C Preferred Shares are issued and outstanding as of the date hereof. All issued and outstanding Company Shares are duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. Any repurchase by the Company of any shares of its capital stock was duly approved and authorized by the Board of Directors and complied in all respects with applicable law, and the Company has no liability, contingent or otherwise, to make any payments with respect to any such repurchased shares. There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity. The Company Disclosure Schedule contains a true and complete list of the record holders of the Company Shares and sets forth the full name and number, class and series, of Company Shares owned by each and, with respect to Company Preferred Shares, describes
(i) the number of Company Common Shares into which such Company Preferred Shares are convertible as of the date hereof and (ii) if the Certificate of Amendment is filed with the Secretary of State of California, the number of Company Common Shares into which such Company Preferred Shares are convertible upon consummation of the Merger if the Merger is consummated prior to June 30, 2001. The Company Disclosure Schedule contains a complete list of the Restricted Stock Agreements and sets forth the name of each Company Shareholder who is a party thereto, and the purchase dates, purchase prices and vesting schedules applicable thereto. The Company has delivered true and complete copies of the Restricted Stock Agreements to Parent or its counsel.

                  (b) Other than (i) the Company Stock Options under the Company Stock Option Plan, a complete list of which, including the names of the option holders, grant dates, exercise prices and vesting schedules, is included in the Company Disclosure Schedule, (ii) the Company Preferred Shares, (iii) the Company Series A Warrant, a copy of which is attached to Section 3.02(b) of the Company Disclosure Schedule, (iv) the rights of first offer set forth in Section
2.6 of the Company's Amended and Restated Investors' Rights Agreement dated August 24, 2000 (the "Company Rights of First Offer"), and (v) any securities, subscriptions, warrants or other rights disclosed in Section 3.02(b)(v) of the Company Disclosure Schedule (the "Other Purchase Rights"), the Company does not have outstanding (A) any other securities convertible into, or exchangeable or exercisable for, any of its capital stock, or (B) any other subscription, option, put, call, warrant or other right or commitment of any nature to issue, sell or deliver any of its capital stock, or securities or other instruments convertible into, or exchangeable or exercisable for, its capital stock. Except as set forth in the preceding sentence, the Company is not a party to any other agreement obligating the Company to issue additional shares of its capital stock. All outstanding Company Stock Options were duly authorized and were validly issued in compliance with all applicable federal and state securities laws. There are no shares of capital stock of the Company that have been issued or transferred in violation of, or are subject to, any preemptive rights, rights of first offer or subscription agreements. The Company is not a party to any stockholder agreements, voting agreements, voting trusts or any such other similar arrangements which have the effect of restricting or limiting the transfer, voting or other rights associated with the capital stock of the Company, and, to the Company's knowledge, there are no such agreements to which the Company is not a party. As used herein the term "to the Company's knowledge" or any similar expression means the actual knowledge of each officer and member of the board of directors of the Company and its Subsidiaries after reasonable inquiry of the Company's and its Subsidiaries' employees with the title of director or above including, without limitation, vice presidents and country managers. Except as described in the Company Disclosure Schedule, none of the Company Stock Options or Company Restricted Stock is or will be subject to any acceleration of vesting or other change as a result of the Merger or any of the transactions contemplated hereby.

                  (c) The exercise or conversion of any Company Stock Options, any Company Preferred Shares, the Company Series A Warrant and any Other Purchase Rights prior to the Closing shall be in compliance with the terms of the agreement pursuant to which such securities and rights were issued, and the issuance of Company Shares upon exercise or conversion thereof shall have been duly authorized by all requisite corporate action on the part of the Company. Any such issuance of Company Shares upon exercise or conversion of such securities and rights shall be in accordance with the Company Charter Documents and shall not violate the rights of any Company Shareholder.

                  (d) All of the outstanding shares of capital stock of the Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. All outstanding shares and/or other equity interests of the Company's Subsidiaries are owned by the Company or by another Subsidiary free and clear of all liens, claims, charges, security interests, mortgages, pledges, easements, conditional sale or other title retention agreements, defects in title, covenants or other restrictions of any kind, including, any restrictions on the use, voting, transfer or other attributes of ownership (collectively, "Liens"). There are no obligations, contingent or otherwise, of any Subsidiary to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity. The Company Disclosure Schedule contains a true and complete list of the Company's Subsidiaries and sets forth with respect to each Subsidiary the jurisdiction of incorporation or organization and the authorized and outstanding capital stock of such Subsidiary. None of the Company's Subsidiaries has outstanding any subscription, option, put, call, warrant or other right or commitment of any nature to issue, sell or deliver any of its capital stock, or securities or other instruments convertible into, or exchangeable or exercisable for, its capital stock. Neither the Company nor any of its Subsidiaries is party to an agreement obligating any such Subsidiary to issue additional shares of its capital stock.

         Section 3.03 Authority; No Conflict; Required Filings and Consents.

                  (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only, in the case of the Merger, to the affirmative vote of the holders of a majority of the then outstanding Company Common Shares and the affirmative vote of the holders of a majority (on an as-converted-to-Common-Stock-basis) of the then outstanding Company Preferred Shares (voting together as a single class and not as separate series) as contemplated by Section 6.03 hereof. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally, and (ii) the availability of injunctive relief and other equitable remedies.

                  (b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, by the Company (in each case, with or without the passage of time or the giving of notice) will (i) violate or conflict with any of the provisions of any of the Company Charter Documents, (ii) violate or constitute a default, an event of default or an event creating rights of acceleration, termination, cancellation or other additional material rights, or loss of rights under, any Material Contract (as defined in Section 3.14) to which the Company or any of its Subsidiaries is a party or by which they or any of their assets or property is bound, (iii) violate or conflict with any Authorization (as defined in Section 3.10(a)) or any statute, rule, regulation, injunction, decree, order, judgment or ruling of any foreign, federal, provincial, state, local or other governmental authority or regulatory or judicial body ("Governmental Entity") applicable to the Company or any of its Subsidiaries, or (iv) result in the creation of any Liens upon any of the assets or property of the Company or any of its Subsidiaries.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other Person, is required by or with respect to the Company or any Subsidiary in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger with the Secretary of State of the State of California, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act") and the competition laws of any foreign country, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (v) such consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Company Material Adverse Effect and would not prevent, materially alter or delay the Merger or any of the other transactions contemplated by this Agreement.

         Section 3.04 Financial Statements. True and complete copies of the Company's audited consolidated financial statements consisting of the balance sheet of the Company and its Subsidiaries and the related statements of income and retained earnings, stockholders' equity and cash flow, for the years ended December 31, 1998, December 31, 1999 and December 31, 2000 (collectively, the "Financial Statements"), are included in the Company Disclosure Schedule. The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements). The Financial Statements are based on the books and records of the Company and its Subsidiaries, and fairly present the financial condition of the Company and its Subsidiaries as of the respective dates they were prepared and the results of the operations of the Company and its Subsidiaries for the periods indicated. The consolidated balance sheet of the Company as of December 31, 2000 is referred to herein as the "Balance Sheet" and the date thereof as the "Balance Sheet Date." Each of the Company and its Subsidiaries maintains a standard system of accounting established and administered in accordance with GAAP.

         Section 3.05 Accounts Receivable. The accounts receivable of the Company and its Subsidiaries as set forth on the Balance Sheet or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; and are not subject to any material claim of offset or recoupment or counterclaim. The Company has no knowledge of any specific facts that would reasonably be likely to give rise to any such claim. No material amount of accounts receivable of the Company or any of its Subsidiaries is contingent upon performance by the Company or any such Subsidiary of any obligation. No material agreement for deduction or discount has been made with respect to any accounts receivable of the Company or any of its Subsidiaries. The allowance for collection losses on the Balance Sheet has been determined in accordance with GAAP consistent with past practice.

         Section 3.06 Taxes.

                  (a) All federal, state, provincial, local, foreign and other tax returns (including information returns), reports, statements and other similar filings required to be filed by the Company or any of its Subsidiaries (the "Tax Returns") with respect to any federal, state, provincial, local, foreign and other taxes, assessments, interest, penalties, deficiencies, fees, additions to tax and other similar charges or impositions (including without limitation all income, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar charge or imposition under the laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof) ("Taxes") have been timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed and all such Tax Returns are true, complete and correct.

                  (b) All Taxes, including without limitation those which are called for by the Tax Returns, required to be paid, withheld or accrued by the Company and any of its Subsidiaries, and any deficiency assessments, penalties, interest and similar or related charges, have been timely paid, withheld or accrued. The accruals for Taxes contained in the Balance Sheet are adequate to cover the Tax liabilities of the Company and all of its Subsidiaries as of that date and include adequate provision for all deferred taxes, and nothing has occurred subsequent to that date to make any of such accruals inadequate to cover the Tax liabilities of the Company as of such date. The Company and its Subsidiaries shall adequately accrue in accordance with GAAP to cover all liabilities for Taxes with respect to periods after the Balance Sheet Date.

                  (c) Neither the Company nor any of its Subsidiaries has received any notice of assessment, adjustment or deficiency or proposed assessment, adjustment or deficiency with respect to Taxes and there are not pending any tax audits or examinations of, and there are no tax claims pending, asserted or threatened against, the Company or any of its Subsidiaries or any of their assets or properties. There are no tax liens (other than any lien for current taxes not yet due and payable) on any of the stock, assets or properties of the Company nor are any such liens threatened or pending on such stock, assets or properties.

                  (d) Neither the Company nor any of its Subsidiaries (i) has requested, nor has been granted, an extension of time within which to file a Tax Return, (ii) has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, or
(iii) is a party to a closing agreement, or the subject of a private ruling, concerning Taxes. With respect to the Company and each of its Subsidiaries, no claim for Taxes (or request for Tax Returns) has ever been made in a jurisdiction where the Company or any of its Subsidiaries, as the case may be, does not file Tax Returns.

                  (e) All tax payments related to employees, including income tax withholding, FICA, FUTA, unemployment and worker's compensation, required to be made by the Company and each of its Subsidiaries have been fully and properly paid, withheld, accrued or recorded.

                  (f) Neither the Company nor any of its Subsidiaries (i) has ever been a party to any Tax allocation or sharing agreement or Tax indemnification agreement, (ii) has ever been a member of an affiliated, consolidated, condensed or unitary group, or (iii) has any liability for or obligation to pay Taxes of any other Person under Treas. Reg. 1.1502-6 (or any similar provision of Tax law), or as transferee or successor, by contract or otherwise.

                  (g) The Company was properly taxed as an S corporation for federal, state and local Tax purposes for the period from January 1, 1996 to August 4, 1997. The Company has no liability for any Taxes relating to such period or arising out of the termination of S corporation status.

                  (h) Neither the Company nor any of its Subsidiaries (i) is a party to any joint venture, partnership, or other arrangement that is treated as a partnership for federal income tax purposes, (ii) has filed a consent under
Section 341(f) of the Code, concerning collapsible corporations, or (iii) is required to make any adjustment under Section 481 of the Code (or any similar provision of Tax law) by reason of a change in accounting method.

         Section 3.07 No Undisclosed Liabilities. The Company and its Subsidiaries have no liabilities, obligations or commitments of any nature whatsoever, absolute, accrued, contingent or otherwise, matured or unmatured ("Liabilities"), except (i) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, (ii) those which have been incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and which as of the date hereof are not, and, with respect to those which are incurred after the date hereof, except as permitted by Section 5.02, will not be, individually or in the aggregate, material in amount, (iii) those which have been incurred in the ordinary course of business that are not required to be reflected in accordance with GAAP in financial statements or the footnotes thereto, and (iv) the Company Transaction Expenses. The Company Disclosure Schedule contains a true and complete list of all Company Transaction Expenses incurred as of the date of this Agreement and a reasonable estimate of all Company Transaction Expenses that will be incurred following the date of this Agreement.

         Section 3.08 Title to Properties. The Company and its Subsidiaries have
(i) good and marketable title to all of their respective properties and assets (other than Company Intellectual Property which is covered by Section 3.13), including, without limitation, all of the properties and assets reflected on the Balance Sheet or acquired after the Balance Sheet Date (other than properties and assets sold or otherwise disposed of in the ordinary course of business since the Balance Sheet Date), (ii) with respect to leased properties and assets, valid leasehold interests therein, in each case free and clear of all Liens, except for (A) Liens for current personal property taxes not yet due and payable, (B) worker's, carrier's and materialman's Liens which in the aggregate are not material in amount, or (C) Liens that are immaterial in character and which do not materially detract from the value or materially interfere with the present or proposed use of the properties they affect ("Permitted Liens").

         Section 3.09 Condition of Tangible Assets. All buildings, plants, leasehold improvements, structures, facilities, equipment and other items of tangible property and assets which are owned, leased or used by the Company or any of its Subsidiaries are structurally sound, are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform in all material respects to all applicable Regulations (as defined in Section 3.10(a)) and Authorizations relating to their construction, use and operation. No Person other than the Company, its Subsidiaries and holders of Permitted Liens, but solely to the extent of such Permitted Liens, owns, or has any interest in, any equipment or other tangible assets or properties necessary to the operation of the business of the Company or its Subsidiaries.

         Section 3.10 Compliance with Law; Authorizations.

                  (a) The Company and its Subsidiaries have complied in all material respects with each, and are not in material violation of any, statute, law, ordinance, code, rule or regulation, whether federal, state, provincial, local or foreign, to which the Company's and its Subsidiaries' business, operations, assets or properties are subject ("Regulations"). The Company and its Subsidiaries own, hold, possess or lawfully use in the operation of their business all government franchises, licenses, permits, easements, rights, applications, filings, registrations, approvals and other authorizations ("Authorizations") which are necessary for them to conduct their business as now or previously or, to the knowledge of the Company, proposed to be conducted or for the ownership and use of the assets owned or used by the Company or its Subsidiaries in the conduct of their business, free and clear of all Liens and in material compliance with all Regulations. Such Authorizations are valid and in full force and effect and none of such Authorizations will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement. All material Authorizations are listed in the Company Disclosure Schedule.

                  (b) Neither the Company nor any Subsidiary is in default, nor has the Company or any Subsidiary received any notice of any claim of default, with respect to any Authorization. No Person other than the Company or a Subsidiary owns or has any proprietary, financial or other interest (direct or indirect) in any Authorization which the Company or such Subsidiary owns, possesses or uses in the operation of its business as now or previously conducted or proposed to be conducted.

         Section 3.11 Absence of Certain Changes or Events. Except as permitted under Section 5.02 for changes occurring after the date hereof, since December 31, 2000, the Company and its Subsidiaries have operated their business only in the ordinary course and there has not been:

                  (a) any event, act, occurrence or omission to act or occur which has had a Company Material Adverse Effect or any event, fact or condition of which the Company or any Subsidiary is aware that would reasonably be expected to have a Company Material Adverse Effect and that has not been disclosed in the Company Disclosure Schedule;

                  (b) any amendment of or change to the Company Charter Documents or the Company Stock Option Plan;

                  (c) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Company's capital stock;

                  (d) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock;

                  (e) (i) any increase in or modification of the compensation or benefits payable or to become payable by the Company or any of its Subsidiaries to any director or employee with the title of vice president or above, (ii) any increase in or modification of the compensation or benefits payable or to become payable by the Company or any of its Subsidiaries to any employee with a title below vice president that involved an increase of more than 10% for any such employee; (iii) any grant by the Company or any of its Subsidiaries to any employee of any increase in severance or termination pay, (iv) any entry by the Company or any Subsidiary into any employment, severance or termination agreement with any employee, or (v) other than the grant of options to employees of the Company and its Subsidiaries in the ordinary course consistent with past practice, any grant, whether or not to an employee of the Company or any of its Subsidiaries, of any option, warrant or right to purchase or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries;

                  (f) any increase in or modification of any bonus, pension, insurance or other employee benefit plan, payment or arrangement made to, for or with any employees of the Company or any of its Subsidiaries;

                  (g) other than the sale of the Company's and its Subsidiaries' products in the ordinary course of business, any sale of the property or assets of the Company or any of its Subsidiaries;

                  (h) any alteration in any term of any outstanding security of the Company;

                  (i) any (i) incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any debt for borrowed money; (ii) issuance or sale of any securities convertible into or exchangeable or exercisable for debt securities of the Company or any of its Subsidiaries; or (iii) issuance or sale of options or other rights to acquire from the Company or any of its Subsidiaries, directly or indirectly, debt securities of the Company or any of its Subsidiaries or any securities convertible into or exchangeable or exercisable for any such debt securities;

                  (j) any creation or assumption by the Company or any of its Subsidiaries of any Lien on any asset (other than Liens arising under existing lease financing arrangements, Liens arising in the ordinary course of the Company's or any of its Subsidiaries' business which in the aggregate are not material and Liens for taxes not yet due and payable);

                  (k) any making of any loan, advance or capital contribution to, or investment in, any Person other than travel loans or advances in the ordinary course of business consistent with past practice;

                  (l) any entry into, amendment of, relinquishment, termination or non-renewal by the Company or any of its Subsidiaries of any right or obligation material to the Company or any of its Subsidiaries;

                  (m) any transfer, grant or loss by the Company or any of its Subsidiaries or a material reduction in the value of any Company Intellectual Property (as defined in Section 3.13(a)(i)) other than those transferred or granted in the ordinary course of business consistent with past practice;

                  (n) any labor dispute, other than individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries;

                  (o) any violation of or conflict with any applicable Regulations promulgated or judgment entered by any Governmental Entity which, individually or in the aggregate, has had (or, insofar as the Company is aware, would reasonably be expected to have) a Company Material Adverse Effect;

                  (p) any agreement or arrangement made by the Company or any of its Subsidiaries to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Article III untrue or incorrect as of the date when made;

                  (q) any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Company Material Adverse Effect;

                  (r) any change in accounting practices by the Company or any of its Subsidiaries, or any election, arrangement or settlement for Tax purposes with respect to the Company or any of its Subsidiaries; or

                  (s) any agreement, whether or not in writing, to do any of the foregoing.

         Section 3.12 Real Property. The Company Disclosure Schedule contains a complete and accurate description of all real property owned or leased by the Company or any of its Subsidiaries (the "Real Property"). The Real Property listed on the Company Disclosure Schedule includes all interests in real property necessary to conduct the business and operations of the Company and its Subsidiaries as presently conducted. Except as set forth in the Company Disclosure Schedule:

                  (a) Owned Real Property. Neither the Company nor any Subsidiary owns any Real Property.

                  (b) Leased Real Property. Real Property that is leased by the Company or any Subsidiary is identified on the Company Disclosure Schedule and, in connection therewith: (i) the Company has delivered to Parent or its counsel a true and complete copy of every lease and sublease pursuant to which the Company or any of its Subsidiaries is a tenant or subtenant (the "Leases"); and
(ii) each Lease is, and at Closing shall be, in full force and effect and has not been assigned, modified, supplemented or amended, and neither the Company nor any Subsidiary nor, to the knowledge of the Company, the landlord or sublandlord under any Lease is in default under any of the Leases, and no circumstances or state of facts presently exists which, with the giving of notice or passage of time, or both, would permit the landlord or sublandlord under any Lease to terminate any Lease.

                  (c) Zoning. The uses for which the buildings, facilities and other improvements comprising the Real Property are zoned do not materially restrict, or in any manner materially impair, the use of the Real Property for purposes of the business. Neither the Company nor any Subsidiary has received any notice from any landlord or Governmental Entity that the Real Property does not comply with all applicable building and zoning codes, deed restrictions, ordinances and rules.

                  (d) Eminent Domain. No Governmental Entity having the power of eminent domain over the Real Property has commenced or, to the knowledge of the Company, intends to exercise the power of eminent domain or a similar power with respect to all or any part of the Real Property.

                  (e) No Violations. The Real Property and the present uses thereof materially comply with all Regulations of all Governmental Entities, and neither the Company nor any Subsidiary has received any notices, oral or written, from any landlord or Governmental Entity, that the Real Property, or the conduct of the Company's or any Subsidiary's business thereon, violates any Regulations of any Governmental Entity.

                  (f) Condition. The Real Property is in suitable condition for the Company's business as currently conducted and, to the Company's knowledge, is structurally sound, and all mechanical and other systems located therein are in good operating condition, subject to normal wear, and no condition exists requiring material repairs, alterations or corrections for which the Company or any Subsidiary is liable.

         Section 3.13 Intellectual Property.

                  (a) As used in this Agreement, the following words and terms have the following definitions:

                      (i) "Company Intellectual Property" means Intellectual Property that is owned by the Company or any of its Subsidiaries.

                      (ii) "Company License" means any license, sublicense or other agreement to which the Company or any of its Subsidiaries is a party and pursuant to which any third party is authorized to use any Company Intellectual Property.

                      (iii) "Company Proprietary Information" means Proprietary Information owned by the Company or any of its Subsidiaries.

                      (iv) "Company Registrations" means all Patents and applications for Patents, all registered Marks, all registered copyrights and mask works, in each such case, owned by or filed in the name of the Company or any of its Subsidiaries, and any other applications, certifications, registrations or other issuances or filings that relate to the Company Intellectual Property.

                      (v) "Intellectual Property" means (A) Proprietary Information; (B) Marks; (C) documentation, advertising copy, marketing materials, specifications, mask works, drawings, graphics, databases, recordings and other works of authorship, whether or not protected by copyright; (D) Software; (E) domain names, e-mail addresses, telephone numbers and other addresses; and (F) all Intellectual Property Rights related to the foregoing.

                      (vi) "Intellectual Property Rights" means all forms of legal rights and protections that may be obtained for, or may pertain to, the Intellectual Property set forth in Section 3.13(a)(v)(A)-(E), in any country of the world, including, without limitation, all right, title and interest arising under common and statutory law to all: (A) Patents; (B) trade secret and equivalent rights in confidential or proprietary information; (C) copyrights, mask works, moral rights or other literary property or authors rights; (D) rights regarding trademarks and other proprietary indicia; (E) any similar, corresponding or equivalent rights relating to intangible intellectual property; and (F) all applications, registrations, issuances, divisions, continuations, renewals, reissuances and extensions of the foregoing.

                      (vii) "Marks" means trade marks, service marks, trade names, logos, trade dress and other proprietary indicia and all goodwill associated therewith.

                      (viii) "Patents" means letters patents, provisional patents, design patents, PCT filings and other rights to inventions or designs.

                      (ix) "Proprietary Information" means inventions (whether or not patentable), trade secrets, technical data, databases, customer lists, designs, tools, methods, processes, technology, ideas, know how and other confidential or proprietary information and materials.

                      (x) "Software" means source code, object code, data and operating files, user manuals, documentation, flow charts, algorithms, compilers, development tools, maintenance records and other materials related to computer programs.

                      (xi) "Third Party Intellectual Property" means Intellectual Property owned by a third party.

                      (xii) "Third Party Intellectual Property Rights" means Intellectual Property Rights related to Third Party Intellectual Property.

                      (xiii) "Third Party License" shall mean any license, sublicense or other agreement to which the Company or any Subsidiary is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any Third Party Intellectual Property.

                      (xiv) "Third Party Proprietary Information" means Proprietary Information owned by a third party.

                  (b) Section 3.13(b) of the Company Disclosure Schedule lists (by name, number, jurisdictions and owner) all Company Registrations and, if material, all unregistered Marks and products or published materials protected by copyright owned by the Company or any of its Subsidiaries. Section 3.13(b) of the Company Disclosure Schedule lists the status of any proceedings or actions before the United States Patent and Trademark Office or any other Governmental Entity anywhere in the world related to any of the Company Registrations, including the due date for any outstanding response by the Company or any of its Subsidiaries in such proceedings.

                  (c) Section 3.13(c)(i) of the Company Disclosure Schedule lists all Third Party Licenses other than Third Party Licenses that consist solely of "shrink-wrap" and similar commercially available end-user licenses.
Section 3.14(c)(ii) separately identifies any Third Party Intellectual Property which is incorporated in, is, or forms a part of any product or service currently offered by the Company or any of its Subsidiaries or listed on
Schedule 3.13(c)(iii). True and complete copies of the Third Party Licenses, and any amendments thereto, have been provided to Parent or its counsel

                  (d) Section 3.13(d) of the Company Disclosure Schedule lists all Company Licenses. True and complete copies of the Company Licenses, and any amendments thereto, have been provided to Parent or its counsel.

                  (e) The Company and its Subsidiaries own, or are licensed or otherwise possess enforceable rights to use, all Intellectual Property that is used in, and/or necessary to, the Company's and its Subsidiaries' business as it is currently conducted, including, without limitation, the development, marketing, sale and distribution of the products listed on Schedule 3.13(c)(iii). The Company and its Subsidiaries are the exclusive owners of all Company Intellectual Property and have the right to use and transfer all Company Intellectual Property without restriction or royalty of any kind. The Third Party Licenses provide the Company and its Subsidiaries with all necessary rights to use and transfer any Third Party Intellectual Property that is used in, and/or necessary to, the Company's and its Subsidiaries' business as it is currently conducted, including, without limitation, the development, marketing, sale and distribution of the products listed on Schedule 3.13(c)(iii). All Company Intellectual Property and all Third Party Licenses are free and clear of any Liens.

                  (f) All Company Registrations are valid and subsisting. All registration, maintenance and renewal fees related to the Company Registrations that are currently due have been paid and all documents and certificates related to such Company Registrations have been filed with the relevant Governmental Entity or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registrations. There are no actions that must be taken by the Company or any of its Subsidiaries within 60 days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Registrations. Neither the Company nor any Subsidiary is aware of any challenges (or any specific basis therefor) with respect to the validity of any Company Registrations.

                  (g) Neither the Company nor any of its Subsidiaries has infringed, does infringe or, by conducting it business as currently conducted or, to the knowledge of the Company, proposed to be conducted, will infringe upon or unlawfully or wrongfully use any Third Party Intellectual Property Rights. Neither the Company nor any Subsidiary has received any communication alleging that the Company or any such Subsidiary has violated or, by conducting its business as now conducted or as currently proposed to be conducted, would violate, any Third Party Intellectual Property Rights. No action, suit, proceeding or investigation has been instituted, or, to the knowledge of the Company, threatened, relating to any Intellectual Property formerly or currently used by the Company or any of its Subsidiaries and none of the Company Intellectual Property is subject to any outstanding order, decree or judgment. To the knowledge of the Company, no Person is infringing any Company Intellectual Property Rights or otherwise misappropriating any Company Intellectual Property.

                  (h) Each of the Company Licenses and Third Party Licenses is in full force and effect in accordance with its terms and the Company and each Subsidiary is, and to the knowledge of the Company, all other parties thereto are, in compliance with the provisions of such licenses. Neither the Company nor any of its Subsidiaries will be, as a result of the execution and delivery of this Agreement or the performance by the Company of its obligations under this Agreement, in breach of any Company License or Third Party License and the consummation of the transactions contemplated by this Agreement shall not impair or otherwise affect the rights and obligations of the Company or any of its Subsidiaries under the terms of such licenses.

                  (i) The Company and its Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all Company Proprietary Information and Third Party Proprietary Information received under an obligation of confidentiality. Any receipt or use by a third party of Company Proprietary Information, and all disclosure by the Company or any of its Subsidiaries of Company Proprietary Information to a third party, has been pursuant to the terms of binding written confidentiality and non-use agreements between the Company or such Subsidiaries and such third party ("Confidentiality Agreements"). True and complete copies of the Confidentiality Agreements, and any amendments thereto, have been provided to Parent or its counsel. The Company and each Subsidiary is, and to the knowledge of the Company, all other parties thereto are, in compliance with the provisions of the Confidentiality Agreements.

                  (j) All current and former employees, consultants and contractors of the Company and its Subsidiaries have executed and delivered, and are in compliance with, enforceable agreements regarding the protection of proprietary information and providing valid written assignments of all Intellectual Property conceived or developed by such employees, consultants or contractors in connection with their services for the Company and its Subsidiaries ("Work Product Agreements"). True and complete copies of the Work Product Agreements, and any amendments thereto, have been provided to Parent or its counsel. No current or former employee, consultant or contractor or any other Person has any right, claim or interest to any of the Company Intellectual Property.

                  (k) Neither the Company nor any of its Subsidiaries nor any employee of the Company nor any of its Subsidiaries is obligated under any duty or agreement (including any license, confidentiality agreement, covenant or commitment of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would interfere in any manner with the use of their best efforts to promote the interests of the Company and its Subsidiaries or that would conflict with the Company's and its Subsidiaries' business as now conducted or proposed to be conducted.

                  (l) All Intellectual Property that has been distributed, sold or licensed to a third party by the Company or any of its Subsidiaries that is covered by a currently effective warranty (i) conforms to and performs in accordance with the representations and warranties provided with respect to such Intellectual Property by or on behalf of the Company or any of its Subsidiaries for the time period during which such representations and warranties apply, or
(ii) is subject to a maintenance agreement under which the Company's obligation is limited to the obligation to repair any such non-conformities without further liability.

                  (m) Except when provided with incorrect data, corrupted data, or non-standard date data and except for use of the Products (defined below) by customers with products or software that are not properly configured with respect to date data, the occurrence of the date January 1, 2000, or any dates thereafter, including leap year dates, will not and has not, by itself, cause(d) any of the products distributed, sold or licensed or otherwise provided by the Company or any of its Subsidiaries to third parties ("Products") to fail to operate in accordance with the published specifications for such Products.

         Section 3.14 Agreements, Contracts and Commitments. The Company Disclosure Schedule sets forth, as of the date of this Agreement, an accurate, correct and complete list of all agreements, contracts, commitments, arrangements and understandings, written or oral, including all amendments and supplements thereto that are material to the conduct of the Company's business (collectively, the "Material Contracts"), to which the Company or any of its Subsidiaries is a party or is bound, or by which any of their assets are bound, and which involve:

                  (a) any present or former employee or consultant or the employment of any Person, including any consultant, which is not terminable at-will by the Company or any of its Subsidiaries without liability to the Company or such Subsidiary, other than liability for compensation or benefits earned or accrued prior to termination of employment or service;

                  (b) the future purchase of, or payment for, supplies or products, or the future performance of services by a third party requiring (as of the date hereof) the Company or any of its Subsidiaries to pay in any one case a fixed or known dollar amount of $150,000 or more over the life of the contract;

                  (c) the sale or supply of products or performance of services by the Company or any Subsidiary involving the future payment to the Company or any Subsidiary in any one case of $350,000 or more over the life of the contract;

                  (d) any agreement that requires the Company or any Subsidiary to purchase its total requirements of any product or service from a third party;

                  (e) any arrangement continuing over a period of more than six months from the date hereof and exceeding $150,000 in value, other than arrangements disclosed pursuant to the preceding subsections (b) and (c);

                  (f) any distribution, dealer, representative or sales agency agreement, contract, commitment, arrangement or understanding;

                  (g) any lease under which the Company or any of its Subsidiaries is either lessor or lessee involving in any one case $150,000 or more over the life of the contract;

                  (h) the indemnification of any Person (except as set forth in the Company Licenses and Third Party Licenses listed in Section 3.14(h) of the Company Disclosure Schedule) or the assumption of any Tax, environmental or other Liability;

                  (i) any federal, state, local, regulatory or other governmental entities;

                  (j) any note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money (other than to employees for travel expenses in the ordinary course of business) or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other Person;

                  (k) any charitable or political contribution in any one case in excess of $10,000 or in the aggregate greater than $50,000;

                  (l) any capital expenditure or leasehold improvement in excess of $200,000 in the aggregate;

                  (m) any explicit restraint on the ability of the Company or any of its Subsidiaries to engage or compete in any manner or in any business;

                  (n) any license, sublicense, franchise, distributorship, escrow or other agreement which relates in whole or in part to any Company Intellectual Property or Third Party Intellectual Property; and

                  (o) any agreement, contract, commitment, arrangement or understanding that is otherwise material to the Company and its Subsidiaries as a whole and not previously disclosed pursuant to this Section 3.14.

Each of the Material Contracts is valid and enforceable in accordance with its terms; the Company or its Subsidiary, as applicable, is, and to the Company's knowledge, all other parties thereto are, in compliance in all material respects with the provisions thereof. Neither the Company nor any of its Subsidiaries is, and to the Company's knowledge, no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a material default thereunder by the Company or any of its Subsidiaries or, to the knowledge of the Company, by the other party thereto. Other than Material Contracts that require the consent of any third party to the Merger and, in the case of such Material Contracts, if such required consents of third parties are obtained, none of the rights of the Company or any of its Subsidiaries under any Material Contract will be impaired pursuant to the terms of such Material Contract by the consummation of the transactions contemplated hereby, and all such rights contained in such Material Contracts will be enforceable by the Surviving Corporation and/or Parent after the Merger without the consent or agreement of any other party and without payment of any kind. The Company Disclosure Schedule sets forth an accurate and complete list of all Material Contracts that require the consent of any third party to the Merger or a consent to assignment in connection with the Merger. The Company has delivered accurate and complete copies of each Material Contract to Parent or its counsel.

         Section 3.15 Litigation. There is no action, suit or proceeding, claim, arbitration, litigation or investigation (each, an "Action") pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries. There is no such Action against any current or, to the knowledge of the Company, former officer or director or employee of the Company or any of its Subsidiaries with respect to which the Company or any of its Subsidiaries has or is reasonably likely to have an indemnification obligation. There is no unsatisfied judgment, penalty or award against or affecting the Company or any of its Subsidiaries or any of their respective properties or assets. There is no award, injunction, judgment, order, ruling, subpoena or verdict of other decision entered, issued or rendered by any Governmental Entity to which the Company or any of its Subsidiaries or any of their respective properties or assets are subject.

         Section 3.16 Employees.

                  (a) The Company Disclosure Schedule sets forth (i) a list of all employees of the Company and its Subsidiaries (including name, title and position) as of the date hereof, and (ii) the base compensation and bonus opportunity of each employee. The Company Disclosure Schedule sets forth a list of any written, and a written summary of any oral, employment, consulting, termination or severance agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound ("Employment Agreements"). This Agreement, the consummation of the Merger and the other transactions contemplated hereby do not and will not violate the terms of any such Employment Agreement.

                  (b) The consummation of the Merger will not result in any amounts becoming payable to any director, employee, consultant or independent contractor of the Company or any of its Subsidiaries, any accelerated vesting of options, lapse of restrictions or the payment of any other benefits to any Person or the forgiveness of any indebtedness of any Person.

                  (c) Neither the Company nor any of its Subsidiaries is a party or subject to any labor union or collective bargaining agreement. There have not been since inception and, to the Company's knowledge, there are not pending, any labor disputes, work stoppages, requests for representation, pickets, work slow-downs due to labor disagreements or any actions or arbitrations which involve the labor or employment relations of the Company or any of its Subsidiaries. There is no unfair labor practice, charge or complaint pending, unresolved or, to the knowledge of the Company, threatened before the National Labor Relations Board.

                  (d) The Company and its Subsidiaries have complied with each, and are not in violation of any, Regulation of any Governmental Entity relating to antidiscrimination and equal employment opportunities and there are, and have been, no violations of any other Regulation of any Governmental Entity respecting the hiring, hours, wages, occupational safety and health, employment, promotion, termination or benefits of any employee or other Person. The Company and its Subsidiaries have filed all reports, information and notices, and will timely file prior to Closing all reports, information and notices required by any Regulation to be given prior to Closing, or required under any Regulation of any Governmental Entity respecting the hiring, hours, wages, occupational safety and health, employment, promotion, termination or benefits of any employee or other Person.

                  (e) The Company and its Subsidiaries have paid or properly accrued in the ordinary course of business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses.

                  (f) Neither the Company nor any of its Subsidiaries is a party to any agreement which restricts the Company or any Subsidiary from relocating, closing or terminating any of its operations or facilities or any portion thereof. The consummation of the Merger will not create liability for any act by the Company prior to the Effective Time under any Regulations of any Governmental Entity respecting reductions in force or the impact on employees on plant closings or sales of businesses.

                  (g) The Company and its Subsidiaries have complied and are in material compliance with the requirements of the Immigration Reform and Control Act of 1986. The Company Disclosure Schedule sets forth a true and complete list of all employees working in the United States who are not U.S. citizens and a description of the legal status under which each such employee is permitted to work in the United States. All employees of the Company or any of its Subsidiaries who are performing services for the Company or any of its Subsidiaries in the United States or Canada are legally able to work in the United States or Canada, as applicable, and will be able to continue to work in the United States or Canada, as the case may be, following the Merger.

                  (h) To the knowledge of the Company, no employee, consultant or independent contractor is or will be, by performing services for the Company or any of its Subsidiaries, in violation of any term of any employment, invention disclosure or assignment, confidentiality or noncompetition agreement or other restrictive covenant to any other Person as a result of such employee's, consultant's or contractor's employment by the Company or any of its Subsidiaries or any services rendered by such employee, consultant or independent contractor.

         Section 3.17 Benefits Plans. Except as set forth in the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is, or has previously been, a party to (i) any "employee benefit plan" as defined in
Section 3(3) of ERISA ("Plan"), or (ii) any formal or informal deferred compensation, bonus, performance compensation, stock purchase, stock option, stock appreciation, severance, vacation, sick leave, holiday pay, fringe benefits, personnel policy, reimbursement program, incentive, insurance, welfare or similar plan, program, policy or arrangement ("Benefit Plan"). Neither the Company nor any of its Subsidiaries has any intent or commitment to create any additional Plan or Benefit Plan or amend any Plan or Benefit Plan so as to increase benefits thereunder. A current, accurate and complete copy of each such Plan and each Benefit Plan has been made available to Parent or its counsel.

                  (a) Each Plan and Benefit Plan is in compliance with all reporting, disclosure and other requirements of ERISA and the Code and any other law applicable to such Plan or Benefit Plan.

                  (b) Each Plan which is an employee pension benefit plan (a "Pension Plan"), as defined in Section 3(2) of ERISA, and which is intended to be qualified under Section 401(a) of the Code, has been determined by the Internal Revenue Service to be so qualified or still has time to qualify under applicable Treasury regulations or IRS pronouncements and no condition exists that would adversely affect any such determination. No such Pension Plan is a "defined benefit plan" as defined in Section 3(35) of ERISA.

                  (c) Neither any Plan nor the Company nor any of its Subsidiaries, nor, to the Company's knowledge, any trustee or agent has been or is presently engaged in any prohibited transactions as defined by Section 406 of ERISA or Section 4975 of the Code for which an exemption is not applicable which could subject the Company or any of its Subsidiaries to any tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA.

                  (d) Neither the Company nor any of its Subsidiaries nor any member of its "controlled group" (as defined in Section 4001(a)(14) of ERISA) has ever maintained, established, sponsored, participated in, contributed to, or is otherwise obligated to contribute to, or incurred any liability with respect to, any "multi-employer plan," as defined in Section 3(37) of ERISA.

                  (e) True and correct copies of Form 5500 and any attached schedules since inception of the Company for each Plan and a true and correct copy of the most recent determination letter, if applicable, issued by the Internal Revenue Service for each Pension Plan have been made available to Parent or its counsel.

                  (f) With respect to each Plan and Benefit Plan, there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to the best of the Company's knowledge, threatened against any Plan or Benefit Plan, the Company, any of its Subsidiaries or any trustee or agent of any Plan or Benefit Plan.

                  (g) With respect to each welfare benefit plan to which the Company or any of its Subsidiaries is a party which constitutes a group health plan subject to Section 4980B of the Code or Section 601 of ERISA, each such Plan substantially complies, and in each case has substantially complied, with all applicable requirements of Section 4980B of the Code and Section 601 of ERISA.

                  (h) (i) Full payment has been made, within the time limits prescribed by law for a current deduction thereof, of all amounts which the Company or any of its Subsidiaries was required to have paid as a contribution to any Plan, and all other such contributions have been properly accrued on the Financial Statements, and none of the Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such Plan ended prior to the date of this Agreement;

                      (ii) Neither the Company nor any of its Subsidiaries has received any claim or notice that any of the Plans or Benefit Plans is not in compliance with all applicable laws and orders and prohibited transaction exemptions, including, without limitation, to the extent applicable, the requirements of ERISA and the Code;

                      (iii) Neither the Company nor any of its Subsidiaries is in default in performing any of its contractual obligations under any of the Plans or Benefit Plans or any related trust agreement or insurance contract;

                      (iv) There are no outstanding liabilities of any Plan or Benefit Plan other than liabilities for benefits to be paid to participants in such Plan or Benefit Plan and their beneficiaries in accordance with the terms of such Plan or Benefit Plan;

                      (v) Each Plan or Benefit Plan may be amended, modified, terminated or otherwise discontinued by the Company at any time without liability other than ordinary administration expenses typically incurred in a termination;

                      (vi) No Plan or Benefit Plan other than a Pension Plan, retiree medical plan or severance plan or as required by (COBRA) Section 4980B of the Code, any applicable statute or any benefits provided by life insurance, or at the employee's own expense, provides benefits to any individual after termination of employment;

                      (vii) The consummation of the transactions contemplated by this Agreement will not (in and of itself) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

                      (viii) With respect to each Plan or Benefit Plan that is funded wholly or partially through an insurance policy, all premiums required to have been paid to date under the insurance policy have been paid, all premiums required to be paid under the insurance policy through the Closing will have been paid on or before the Closing and, as of the Closing, there will be no liability of the Company or any of its Subsidiaries under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing; and

                      (ix) Each Plan that constitutes a "welfare benefit plan" within the meaning of Section 3(1) of ERISA, and for which contributions are claimed by the Company or any its Subsidiaries as deductions under any provision of the Code, is in material compliance with all applicable requirements pertaining to such deduction. With respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a welfare benefit plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code. All welfare benefit funds intended to be exempt from tax under Section 501(a) of the Code have been determined by the Internal Revenue Service to be so exempt and no event or condition exists which would adversely affect any such determination.

                  (i) The Company Disclosure Schedule separately lists all employee benefit plans covering employees of the Company or any of its Subsidiaries outside of the United States (the "Foreign Plans"). The Foreign Plans have been operated in accordance, and are in compliance, with all applicable laws and regulations in all material respects and have been operated in accordance, and are in compliance, with the plans' respective terms. There are no unfunded liabilities under or in respect of the Foreign Plans, and all contributions or other payments required to be made to or in respect of the Foreign Plans prior to the Closing Date have been made or will be made prior to the Closing Date. Each Foreign Plan may be amended, modified, terminated or otherwise discontinued by the Company at any time without liability other than ordinary administration expenses typically incurred in a termination. Neither the Company nor any of its Subsidiaries is in default in performing any of its material contractual obligations under any of the Foreign Plans or any related trust agreement or insurance contract. There are no material outstanding liabilities of any Foreign Plan other than liabilities for benefits to be paid to participants in such Foreign Plan and their beneficiaries in accordance with the terms of such Foreign Benefit Plan.

                  (j) Any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any Person who is a "disqualified individual" (as such term is defined in Proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination or other compensation arrangement currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G of the Code). The Company covenants that it will use its reasonable best efforts to obtain shareholder approval meeting the requirements of Section 280G prior to the Closing for any amounts that would otherwise be so characterized.

         Section 3.18 Related Party Transactions. There is no lease, sublease, indebtedness, contract, agreement, commitment, understanding, or other arrangement of any kind entered into by the Company or any of its Subsidiaries with, or for the benefit of, any officer or director of the Company or any of its Subsidiaries or member of his or her immediate family, any employee of the Company or any of its Subsidiaries or greater than five percent shareholder of the Company or, to the knowledge of the Company, any member of an employee's immediate family, or any Affiliate (as defined below) of any such officer, director, employee or greater than five percent shareholder, except in each case, for (i) employment agreements, fringe benefits and other compensation paid to directors, officers and employees consistent with previously established policies (including normal merit increases in such compensation in the ordinary course of business) and copies of which have been provided to Parent or its counsel and are listed on the Company Disclosure Schedule; (ii) reimbursements of ordinary and necessary expenses incurred in connection with their employment or service; and (iii) amounts paid pursuant to employee benefit plans of which copies have been provided to Parent or its counsel. To the knowledge of the Company, none of such Persons has any material direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries has a business relationship, or with any firm or corporation that competes with the Company or any of its Subsidiaries (except for ownership of securities in a publicly traded company representing less than one percent of the outstanding stock of such company). No officer or director of the Company or any of its Subsidiaries or member of his or her immediate family or greater than 5% shareholder of the Company or, to the knowledge of the Company, any Affiliate of any of them or any employee of the Company or any of its Subsidiaries is directly or indirectly interested in any Material Contract. The term "Affiliate" shall mean, with respect to any Person, any individual, corporation, partnership or other entity which directly or indirectly controls, is controlled by or is under common control with, such Person.

         Section 3.19 Environmental Matters.

                  (a) The Company and its Subsidiaries have secured, and are in compliance in all material respects with, all Environmental Permits, with respect to its operations and the Real Property. All such Environmental Permits are valid and in full force and effect and none of such Environmental Permits will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement. The Company and its Subsidiaries have always been, and are currently, in compliance in all material respects with all Environmental Laws.

                  (b) There are no past, pending, or, to the knowledge of the Company, threatened Environmental Claims against the Company or any of its Subsidiaries, and the Company and its Subsidiaries are not aware of any facts or circumstances which would reasonably be expected to form the basis for any Environmental Claim against them.

                  (c) No Lien has been attached, asserted, or to the knowledge of the Company, threatened, to or against the assets or any property of the Company or any of its Subsidiaries pursuant to any Environmental Law, and, to the Company's knowledge, there are no facts, circumstances, or conditions that would reasonably be expected materially to restrict, encumber, or result in the imposition of special conditions under any Environmental Law that materially affect the ownership, occupancy, development, use, or transferability of any real property currently operated, owned or leased by the Company or any of its Subsidiaries.

                  (d) To the Company's knowledge, there has been no treatment, storage, disposal or Release of any Hazardous Substance at, from, into, on or under any Real Property or any other property owned, operated or leased by the Company or any of its Subsidiaries, and, to the Company's knowledge, no Hazardous Substances are present in, on, about or migrating to or from any Real Property that would reasonably be expected to give rise to an Environmental Claim against the Company or any of its Subsidiaries.

                  (e) Neither the Company nor any of its Subsidiaries has received a CERCLA 104(e) information request nor has the Company or any of its Subsidiaries been named a potentially responsible party for any National Priorities List site under CERCLA or any site under analogous state law nor has the Company or any of its Subsidiaries received an analogous notice or request from any non-U.S. Governmental Entity, which notice, request or any resulting inquiry or litigation has not been fully and finally resolved without possibility of reopening.

                  (f) To the Company's knowledge, there are no aboveground tanks or underground storage tanks on, under or about the Real Property and any former aboveground or underground tanks on the Real Property have been removed in accordance with all Environmental Laws and no residual contamination, if any, remains at such sites in excess of applicable standards.

                  (g) To the Company's knowledge, there are no polychlorinated biphenyls ("PCBs") leaking from any article, container or equipment on, under or about the Real Property and there are no such articles, containers or equipment containing PCBs, and there is no asbestos containing material or lead based paint containing materials in at, on, under or within the Real Property.

                  (h) Neither the Company nor any of its Subsidiaries has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which is an Environmental Clean-up Site.

                  (i) None of the Real Property is an Environmental Clean-up
Site.

                  (j) The Company has provided to Parent or its counsel true and complete copies of, or access to, all written environmental assessment materials and reports that have been prepared by or on behalf of the Company or any of its Subsidiaries.

                  (k) As used in this Agreement:

                      (i) The term "Environment" shall mean all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

                      (ii) The term "Environmental Action" shall mean any claim, proceeding or action which may be brought or threatened, or which Parent reasonably believes may be brought or threatened, under any Environmental Law or otherwise asserting any claim that the Company, at any time on or prior to the Closing Date, has (i) incurred liability with respect to an environmental condition, whether on the Real Property or elsewhere, or (ii) otherwise failed to comply with any Environmental Law.

                      (iii) The term "Environmental Claim" shall mean any and all pending and/or threatened administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil, pursuant to or relating to any Environmental Law.

                      (iv) The term "Environmental Clean-up Site" shall mean any location which is listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state or foreign list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any alleged violation of any Environmental Law, or at which there has been a threatened or actual Release of a Hazardous Substance.

                      (v) The term "Environmental Laws" shall mean any and all applicable treaties, laws, regulations, ordinances, common law, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses or binding agreements issued, promulgated or entered into by any Governmental Entity, relating to the Environment, worker health and safety, preservation or reclamation of natural resources, or to the management, handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, Release or threatened Release of or exposure to Hazardous Substances, whether now existing or subsequently amended or enacted, including but not limited to: the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. ("CERCLA"); the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.
Section 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C. Section 136 et seq.; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; and any similar or implementing state or local law, and any non-U.S. laws and regulations of similar import, and all amendments or regulations promulgated thereunder; and any common law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to Hazardous Substances.

                      (vi) The term "Environmental Permits" shall mean all permits, licenses, approvals or authorizations from any Governmental Entity required under Environmental Laws to conduct the operations of the Company, and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority under any applicable Environmental Law.

                      (vii) The term "Hazardous Substances" shall mean all explosive or regulated radioactive materials or substances, hazardous or toxic materials, wastes or chemicals, petroleum and petroleum products (including crude oil or any fraction thereof), asbestos or asbestos containing materials, and all other materials, chemicals or substances which are regulated by, form the basis of liability or are defined as hazardous, extremely hazardous, toxic or words of similar import, under any Environmental Law, including materials listed in 49 C.F.R. Section 172.101 and materials defined as hazardous pursuant to Section 101(14) of CERCLA (as defined above in the definition of "Environmental Laws").

                      (viii) The term "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Substances into the Environment.

         Section 3.20 Insurance. The assets, properties and operations of the Company and its Subsidiaries are insured under various policies of general liability and other forms of insurance, all of which are listed in the Company Disclosure Schedule, including for each policy all outstanding claims thereunder. All such policies are in full force and effect in accordance with their terms and will continue in full force and effect following the Effective Time, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Such policies are in amounts which are adequate in relation to the business and assets of the Company and its Subsidiaries, are sufficient for compliance with all laws and contracts to which the Company or any of its Subsidiaries is a party or by which it is bound, and all premiums to date have been paid in full. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies and none of such policies provides for retroactive premium adjustments.

         Section 3.21 Books and Records. The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries has engaged in any transaction, maintained any bank account or used any of the funds of the Company or its Subsidiaries except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the business. The minutes of the meetings of the Board of Directors and shareholders of the Company and its Subsidiaries and any and all consents in lieu of meetings contain a complete and accurate summary in all material respects of all actions approved at such meetings and in such consents since the incorporation of the Company and its Subsidiaries.

         Section 3.22 Warranties. Neither the Company nor any of its Subsidiaries has modified or expanded its warranty obligation to any customer beyond that set forth in the warranties set forth in the Company Licenses listed in the Company Disclosure Schedule.

         Section 3.23 Opinion of Financial Advisor. The financial advisor to the Company, Broadview International LLC, has delivered to the Company an opinion dated the date of this Agreement to the effect that the Merger Consideration (as defined in the opinion) is fair from a financial point of view to the shareholders of the Company.

         Section 3.24 Conditions Affecting the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries is aware that any loss of any specific employee, agent, customer or supplier or other specific advantageous arrangement will result because of the consummation of the transactions contemplated hereby.

         Section 3.25 Brokers. There is no investment banker, broker, finder, financial advisor or other intermediary which has been retained by or is authorized to act on behalf of the Company or Company Shareholders who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement. No claim exists or will exist against the Company or the Surviving Corporation or, based on any action by the Company, against Parent for payment of any "topping," "break-up" or "bust-up" fee or any similar compensation or payment arrangement as a result of the transactions contemplated hereby.

         Section 3.26 No Illegal Payments. Neither the Company nor, to the knowledge of the Company, any Affiliate, officer, agent or employee thereof, directly or indirectly, has, since inception, on behalf of or with respect to the Company or any of its Subsidiaries, (i) made any unlawful domestic or foreign political contributions, (ii) made any payment or provided services which were not legal to make or provide or which the Company or any Affiliate thereof or any such officer, employee or other Person should reasonably have known were not legal for the payee or the recipient of such services to receive,
(iii) received any payment or any services which were not legal for the payer or the provider of such services to make or provide, (iv) had any material transactions or payments which are not recorded in its accounting books and records or (v) had any off-book bank or cash accounts or "slush funds."

         Section 3.27 Suppliers and Customers. No supplier or customer material to the business of the Company or any of its Subsidiaries has terminated its relationship with the Company or any of its Subsidiaries, has decreased or delayed materially, or, to the Company's knowledge, threatened to decrease or delay materially (except in a manner that has been resolved favorably to the Company and its Subsidiaries), its services or supplies to the Company or any of its Subsidiaries or decrease its usage of the Company's or any of its Subsidiary's products or services. The Company Disclosure Schedule sets forth with respect to the Company and its Subsidiaries (i) each supplier from whom purchases exceeded $100,000 in the year ended December 31, 1999 or December 31, 2000; (ii) each supplier who constitutes a sole source of supply to the Company or any of its Subsidiaries; and (iii) each customer who, in the year ended December 31, 1999 or December 31, 2000, has contributed in excess of 10% percent of the Company's revenues on a consolidated basis for such year.

         Section 3.28 Board Approval; Voting Requirements. The Board of Directors of the Company has unanimously (i) approved this Agreement and the Merger, (ii) determined that the Merger is advisable and in the best interests of the Company Shareholders, and (iii) recommended that the Company Shareholders approve this Agreement and the Merger. The affirmative vote of the holders of a majority of the then outstanding Company Common Shares and the affirmative vote of the holders of a majority (on an as-converted-to-Common-Stock-basis) of the then outstanding Company Preferred Shares (voting together as a single class and not as separate series), in each case outstanding on the record date set for the determination of shareholders entitled to vote to approve and adopt this Agreement and the Merger are the only votes of the holders of any capital stock of the Company necessary to approve this Agreement and the Merger and the transactions contemplated hereby. The Shareholder Parties listed on the Company Disclosure Schedule represent as of the date hereof and will represent as of the record date of the Company Shareholders' Meeting (as defined in Section 3.29) and the date of the Company Shareholders' Meeting at least a majority of each of the outstanding Company Common Shares and the outstanding Company Preferred Shares and have agreed in writing to vote for approval of this Agreement and the Merger pursuant to the Company Shareholder Agreements.

         Section 3.29 Registration Statement; Proxy Statement; Prospectus. The information supplied by the Company for inclusion in the registration statement on Form S-4 (the "Registration Statement") pursuant to which shares of Parent Common Stock issued in the Merger will be registered with the Securities and Exchange Commission (the "SEC"), shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the proxy statement/prospectus ("Proxy Statement/Prospectus") to be sent to the stockholders of Parent (the "Parent Stockholders") in connection with the meeting of the Parent Stockholders to consider the issuance of shares of Parent Common Stock pursuant to the Merger (the "Parent Stockholders' Meeting") and the Company Shareholders in connection with the meeting of the Company Shareholders to consider this Agreement and the Merger (the "Company Shareholders' Meeting") shall not, on the date the Proxy Statement/Prospectus is first mailed to the Parent Stockholders and the Company Shareholders, at the time of the Parent Stockholders' Meeting and the Company Shareholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement/Prospectus not false or misleading; or omit to state any material fact necessary to correct any statement with respect to the Company in any earlier communication with respect to the solicitation of proxies for the Company Shareholders' Meeting and the Parent Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its Affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform Parent.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Parent and Sub represent and warrant to the Company that the statements contained in this Article IV are true and correct, except as set forth in the disclosure schedule dated and delivered as of the date hereof by Parent and Sub to the Company (the "Parent Disclosure Schedule"), which relates to this Agreement and is designated therein as being the Parent Disclosure Schedule. The Parent Disclosure Schedule shall be arranged in paragraphs corresponding to, and each exception to a representation and warranty set forth therein shall be deemed to qualify, the specific numbered and lettered paragraph(s) of this
Article IV which is referenced or cross-referenced in the applicable exception set forth on the Parent Disclosure Schedule and any other section hereof where it is clear, upon a reading of such disclosure without any independent knowledge on the part of the reader regarding the matter disclosed, that the disclosure is intended to apply to such other section.

         Section 4.01 Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which it owns or leases property or conducts any business so as to require such qualification, except where failure to be so qualified would not have a Parent Material Adverse Effect. "Parent Material Adverse Effect" shall mean any effect on the business, financial condition, results of operations, properties, assets or liabilities of Parent and its Subsidiaries that is materially adverse to Parent and its Subsidiaries taken as a whole; provided that "Parent Material Adverse Effect" shall not include any effect on Parent and its Subsidiaries resulting from (i) the announcement, pendency or consummation of the Merger, (ii) conditions affecting generally the industry in which Parent operates or the U.S. economy as a whole, (iii) acts of the Company or any of its Subsidiaries other than acts permitted by this Agreement, or (iv) any change in the market price or trading volume of Parent Common Stock or the failure of Parent to meet or exceed analysts' expectations. Neither Parent nor Sub is in violation of its Certificate of Incorporation or Bylaws, in each case as amended to date.

         Section 4.02 Capital Structure. The authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock, and 5,000,000 shares of Preferred Stock, $.01 par value ("Parent Preferred Stock"). As of January 31, 2001, (i) 39,021,894 shares of Parent Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable,
(ii) 10,877,193 shares of Parent Common Stock were reserved for future issuance pursuant to stock options granted and outstanding under Parent's stock option plans and (iii) 500,000 shares of Parent Common Stock were reserved for future issuance pursuant to Parent's Employee Stock Purchase Plan ("Parent ESPP"). As of the date of this Agreement, none of the shares of Parent Preferred Stock is issued and outstanding. The shares of Parent Common Stock issuable in connection with the Merger have been duly authorized and reserved for issuance and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, nonassessable and not subject to any preemptive rights created by statute, the Certificate of Incorporation of Parent, or any agreement to which Parent is a party or by which it is bound. The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.01 per share, 100 of which are issued and outstanding, and all of which shares are validly issued, fully paid and nonassessable, free of preemptive rights and owned by Parent.

         Section 4.03 Authority; No Conflict; Required Filings and Consents.

                  (a) Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub except, in the case of Parent, for the vote of the holders of Parent Common Stock to approve the issuance of the shares of Parent Common Stock pursuant to the Merger as contemplated by Section 6.03 hereof. This Agreement has been duly executed and delivered by Parent and Sub and, assuming due authorization, execution and delivery by the Company, constitutes the valid and binding obligation of Parent and Sub, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (ii) the availability of injunctive relief and other equitable remedies.

                  (b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, by Parent or Sub (in each case, with or without the passage of time or the giving of notice) will (i) violate or conflict with any provision of any of the charters or Bylaws of Parent or Sub, (ii) violate or constitute a default, an event of default or any event creating rights of acceleration, termination or cancellation, or other additional rights, or loss of rights under any material mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument to which Parent or Sub is a party or by which they or any of their assets or property are bound, (iii) violate or conflict with any Authorization or any statute, rule, regulation, injunction, decree, order, judgment or ruling of any Governmental Entity applicable to Parent or its Subsidiaries, or (iv) result in the creation of any Liens upon any of the assets or property of Parent or any of its Subsidiaries.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger with the Secretary of State of the State of California, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) such filings as may be required under the HSR Act and the competition laws of any foreign country, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (v) such consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Parent Material Adverse Effect and would not prevent, materially alter or delay the Merger or any of the other transactions contemplated by this Agreement.

         Section 4.04 SEC Filings; Financial Statements.

                  (a) Parent has filed all forms, reports and documents required to be filed by Parent with the SEC (collectively, the "Parent SEC Reports"). The Parent SEC Reports (i) at the time they were filed complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) The consolidated financial statements (including, in each case, any related notes) contained in the Parent SEC Reports complied as to form in all material respects with the applicable rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC) and fairly presented the consolidated financial position of Parent and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated (subject, in the case of the unaudited financial statements, to normal year-end recurring adjustments).

         Section 4.05 Litigation. There is no Action pending or, to the knowledge of Parent, threatened against Parent that is required to be disclosed pursuant to Item 103 Regulation S-K under the Securities Act that is not so disclosed.

         Section 4.06 Registration Statement. The information supplied by Parent for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by the Parent for inclusion in the Proxy Statement/Prospectus to be sent to the Parent Stockholders in connection with the Parent Stockholders' Meeting and the Company Shareholders in connection with the meeting of the Company Shareholders' Meeting shall not, on the date the Proxy Statement/Prospectus is first mailed to the Parent Stockholders and the Company Shareholders, at the time of the Parent Stockholders' Meeting and the Company Shareholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement/Prospectus not false or misleading; or omit to state any material fact necessary to correct any statement with respect to the Company in any earlier communication with respect to the solicitation of proxies for the Company Shareholders' Meeting and the Parent Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent or any of its Affiliates, officers or directors should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Parent shall promptly inform the Company.

         Section 4.07 Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

         Section 4.08 Opinion of Financial Advisor. The financial advisor to Parent, Goldman, Sachs & Co., has delivered to Parent an opinion, dated as of the date of this Agreement, to the effect that the Consideration (as defined in the opinion) to be paid by Parent in the Merger is fair from a financial point of view to Parent.

         Section 4.09 Board Approval; Voting Requirements. The Board of Directors of Parent has unanimously (i) approved this Agreement and the Merger,
(ii) determined that the Merger is advisable and in the best interests of the Parent Stockholders, and (iii) recommended that the Parent Stockholders approve the issuance of the shares of Parent Common Stock pursuant to the Merger. The affirmative vote of the holders of a majority of the shares of Parent Common Stock represented and entitled to vote at the Parent Stockholders' Meeting to approve the issuance of shares of Parent Common Stock pursuant to the Merger is the only vote of the holders of any capital stock of Parent required in connection with the Merger. The Parent Stockholder Parties listed on the Parent Disclosure Schedule represent as of the date hereof all executive officers and directors of Parent and stockholders who are affiliates of Parent.

         Section 4.10 Compliance with Laws. Parent has complied in all material respects with each, and is not in material violation of any, statute, law, ordinance, code, rule or regulation, whether federal, state, provincial, local or foreign, to which Parent's and its Subsidiaries' business, operations, assets or properties are subject.

         Section 4.11 No Undisclosed Liabilities. Parent and its Subsidiaries have no material Liabilities, except (i) those which are adequately reflected or reserved against in the audited consolidated balance sheet of Parent as of December 31, 2000, (ii) those which have been incurred in the ordinary course of business since December 31, 2000, (iii) those which are not required to be reflected in accordance with GAAP in financial statements or the footnotes thereto, (iv) those which are disclosed in the Parent SEC Reports, and (v) those which have been incurred in connection with this Agreement.


                                    ARTICLE V

                CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME

         Section 5.01 Conduct of the Company's Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except with the prior written consent of Parent, the Company agrees, as to itself and each of its Subsidiaries, to:

                  (a) maintain its corporate existence, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other obligations when due, and carry on its business in all material respects in the usual, regular and ordinary course in a manner consistent with past practice and in accordance with the provisions of this Agreement and in compliance with all applicable Regulations, Authorizations and Material Contracts;

                  (b) use its reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses be substantially unimpaired at the Effective Time;

                  (c) maintain its facilities and assets in the same state of repair, order and conditions as they are on the date hereof, reasonable wear and tear excepted;

                  (d) maintain its books and records in accordance with past practice, and to use reasonable efforts to maintain in full force and effect all Authorizations and insurance policies;

                  (e) promptly notify Parent of any event or occurrence not in the ordinary course of business; and

                  (f) use its reasonable efforts to conduct its business in such a manner that on the Closing Date the representations and warranties of the Company contained in this Agreement shall be true, as though such representations and warranties were made on and as of such date, and the Company shall use its reasonable efforts to cause all of the conditions to the obligations of Parent under this Agreement to be satisfied on or prior to the Closing Date.

         Section 5.02 Negative Covenants. Except as expressly provided in this Agreement or pursuant to agreements, contracts, commitments, arrangements or understandings entered into in the ordinary course of business and that are described in Schedule 5.02 of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

                  (a) sell, assign, transfer, lease, consume or otherwise dispose of any property or assets of the Company or any of its Subsidiaries except in the ordinary course of business consistent with past practice, or, other than the Merger pursuant to this Agreement, be party to any merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of, all or any substantial portion of the assets or any equity securities of, the Company or any of its Subsidiaries;

                  (b) amend, modify, violate, cancel or waive any material rights under any Material Contract listed or incorporated by reference in
Schedule 3.14;

                  (c) enter into any agreement, contract, commitment, arrangement or understanding for the future purchase of, or payment for, supplies, or the future performance of services by a third party (other than employees of the Company) unless all of the following conditions are satisfied:
(A) such agreement, contract, commitment, arrangement or understanding is entered into the ordinary course of business; (B) such agreement, contract, commitment, arrangement or understanding does not require payments by the Company or any Subsidiary of more than $150,000 (excluding payments of commissions consistent with the Company's sales commission plan to partners and resellers of the Company's products and subcontracting expenses paid to third parties in the ordinary course of business consistent with past practice in connection with the implementation of services for the Company's products); (C) the term of such contract does not exceed three months; and (D) the entering into of such contract is not otherwise prohibited by this Section 5.02;

                  (d) make expenditures or otherwise incur liabilities to third party service providers (other than employees of the Company) in excess of $500,000 in the aggregate in any month (excluding payments of commissions consistent with the Company's sales commission plan to partners and resellers of the Company's products and subcontracting expenses paid to third parties in the ordinary course of business consistent with past practice in connection with the implementation of services for the Company's products and excluding payments for services described in Section 5.02 of the Company Disclosure Schedule); provided that any such expenditures or expenses that are made or incurred must not otherwise be prohibited by this Section 5.02;

                  (e) enter into any agreement, contract, commitment, arrangement or understanding for the sale of products or performance of services or grant any Company License or enter into any Third Party License unless both of the following conditions are satisfied: (A) each such agreement, contract, commitment, arrangement or understanding, Company License or Third Party License is entered into the ordinary course of business consistent with past practice; and (B) the entering into of such agreement, contract, commitment, arrangement or understanding is not otherwise prohibited by this Section 5.02;

                  (f) enter into any agreement, contract, commitment, arrangement or understanding to indemnify any Person or to assume any Tax Liability other than in the ordinary course of business consistent with past practice;

                  (g) enter into any agreement, contract, commitment, arrangement or understanding with any federal, state, local, regulatory or other governmental entity other than a Company License in the ordinary course of business;

                  (h) enter into any agreement, contract, commitment, arrangement or understanding for any charitable or political contribution;

                  (i) make any capital expenditures or leasehold improvements or commit to make any capital expenditures or leasehold improvements which, individually or in the aggregate, exceed $200,000, or acquire by merging or consolidating with, or by purchasing any assets of or any equity interest in, or by any other manner, any business or any corporation or other entity, or enter into any joint venture, strategic partnership or alliance that creates a financial obligation on the Company or any Subsidiary;

                  (j) transfer or license to any Person or otherwise extend, amend or modify any rights to Company Intellectual Property, except in connection with customer contracts consistent with past practice in the ordinary course of business, or grant any exclusive rights with respect to Company Intellectual Property or disclose or otherwise grant any rights with respect to the source code of any Software that is Company Intellectual Property other than pursuant to source code escrow agreements entered into in the ordinary course of business;

                  (k) enter into any agreement, contract, commitment, arrangement or understanding containing any explicit restraint on the ability of the Company or any of its Subsidiaries to engage or compete in any manner in any business;

                  (l) mortgage, pledge or subject to Liens (other than purchase money liens) any properties or assets of the Company or any of its Subsidiaries, or enter into any lease with respect to Real Property;

                  (m) assume, incur or guarantee any obligation or liability for borrowed money, except for endorsements for collection in the ordinary course of business, or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries;

                  (n) cancel, compromise or waive any debts owed to the Company or any of its Subsidiaries, except for compromises of trade debt in the ordinary course of business consistent with past practice;

                  (o) pay, discharge, settle or satisfy any Liabilities arising other than in the ordinary course of business or accrued on the Balance Sheet or Company Transaction Expenses set forth on Section 3.07 of the Company Disclosure Schedule;

                  (p) make any changes in its accounting methods, principles or practices;

                  (q) knowingly do any act or omit to do any act within its reasonable control which will cause it to breach of any representation, warranty or obligation contained in this Agreement;

                  (r) amend the Company Charter Documents or the charter documents of any of its Subsidiaries other than as set forth on Section 3.01(c) of the Company Disclosure Schedule;

                  (s) except (i) upon conversion of Company Preferred Shares outstanding on the date hereof, (ii) upon the exercise of any Company Stock Options or the Company Series A Warrant, in each case outstanding on the date hereof, or (iii) the grant of up to an aggregate of that number of Company Stock Options that remain available for grant as of the date hereof pursuant to the Company Stock Option Plan to new hires in the ordinary course of business consistent with past practice for the applicable hire (provided that (A) none of such Company Stock Options shall provide for acceleration of vesting or accelerated lapse of forfeiture restrictions upon a change of control or termination or resignation of employment or any other event and (B) the Company Stock Option Plan shall not be amended to increase the number of options available for grant thereunder), issue or sell any capital stock of the Company or any of its Subsidiaries or make any change in their issued and outstanding capital stock, issue or sell any option or any security or other instrument convertible into, or exchangeable or exercisable for, their capital stock or redeem, purchase or otherwise acquire any shares of their capital stock other than repurchases of unvested shares at cost in connection with the termination of the employment or service relationship with any employee, consultant or director pursuant to stock option or purchase agreements in effect in the date hereof;

                  (t) accelerate, amend or change the period of exercisability of any Company Stock Options, the Company Series A Warrant or Other Purchase Rights or authorize cash payments in exchange for any such Company Stock Options, the Company Series A Warrant or Other Purchase Rights;

                  (u) declare, set aside or pay any dividend or make any other payment or distribution with respect to its capital stock;

                  (v) (i) increase the wages, salaries, compensation, pension or other benefits payable to any former director, employee or consultant or any current director, employee or consultant except for increases in salary or wages pursuant to annual salary adjustments in the ordinary course of business consistent with past practice of employees who (A) are below the level of vice president and (B) have not previously received an increase in wages, salary, compensation, pension or other benefits since December 31, 2000 (but not to exceed 10% of such employees' salary prior to such increase), (ii) pay any bonus or other amount to any former or current director, employee or consultant other than pursuant to a written agreement or benefit plan disclosed in the Company Disclosure Schedule in the amount required thereunder and other than quarterly bonuses payable in the ordinary course of business consistent with past practice as set forth in Section 5.02(v) of the Company Disclosure Schedule, (iii) grant any additional severance or termination pay to, or enter into any employment or severance agreement with, any director, employee or contractor, (iv) establish, adopt, amend or enter into any Plan or Benefit Plan, or (v) hire employees other than in the ordinary course of business consistent with past practice;

                  (w) make any filings or registrations, with any Governmental Entity, except routine filings and registrations made in the ordinary course of business or as contemplated by this Agreement;

                  (x) take any actions outside the ordinary course of business;

                  (y) make any Tax election, change its method of Tax accounting or settle any claim relating to Taxes;

                  (z) request the effectiveness of a registration statement to effect an initial public offering of Company Common Stock;

                  (aa) pay, or enter into any agreement, contract, commitment, arrangement or understanding with respect to the payment, whether in cash, securities or other property, of (i) any termination fee to any underwriter or other Person in connection with the termination of the Company's initial public offering, or (ii) any consultant, vendor or other fee to any underwriter of the Company's initial public offering; or

                  (bb) agree to do any of the foregoing, except as contemplated by this Agreement.


                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

          Section 6.01 Exclusivity. Except with respect to this Agreement and the transactions contemplated hereby, the Company shall not, and it shall ensure that its and its Subsidiaries' directors, officers, affiliates and employees shall not, and it shall expressly forbid its agents and other representatives (including, without limitation, any investment banking, financial advisor, legal or accounting firm retained by any of them and any individual member or employee of the foregoing) (each, an "Agent") to:

                  (a) initiate, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders or any of them) with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of, all or any material portion of the assets or any equity securities of, the Company (any such transaction being hereinafter referred to as an "Acquisition" and any such proposal or offer being hereinafter referred to as an "Acquisition Proposal");

                  (b) engage in any negotiations concerning an Acquisition Proposal, or provide any confidential information or data to, or have any substantive discussions with, any Person relating to an Acquisition Proposal;

                  (c) otherwise cooperate in any effort or attempt to make, implement or accept an Acquisition Proposal; or

                  (d) enter into or consummate any agreement or understanding with any Person relating to an Acquisition Proposal. If the Company or its Agents have provided any Person (other than Parent or the Company's Agents) with any confidential information or data relating to an Acquisition Proposal, they shall request the immediate return thereof. The Company shall notify Parent immediately if any inquiries, proposals or offers related to an Acquisition Proposal are received by, any confidential information or data is requested from, or any negotiations or discussions related to an Acquisition Proposal are sought to be initiated or continued with, it or any of its directors, officers, affiliates and employees or, to its knowledge, any Agent.

         Section 6.02 Registration Statement; Proxy Statement; Prospectus. As promptly as practicable after the execution of this Agreement, Parent shall prepare, with the cooperation of the Company, and file with the SEC the Proxy Statement/Prospectus and the Registration Statement in which the Proxy Statement/Prospectus will be included as a prospectus. Parent shall use its reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as practicable after such filing. The Company shall provide promptly such information concerning its business and financial statements and affairs as in the reasonable judgment of Parent and its counsel may be required or appropriate for inclusion in the Proxy Statement/Prospectus and the Registration Statement, or in any amendments or supplements thereto, and use its reasonable efforts to cause its counsel, accountants and financial advisor to cooperate in the preparation of the Proxy Statement/Prospectus and the Registration Statement. Parent shall take reasonable steps to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock in connection with the Merger. The Company shall use reasonable efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock in connection with the Merger. The Proxy Statement/Prospectus shall be the Information Statement of the Company with respect to the approval of this Agreement and the Merger and the transactions contemplated hereby. Parent and the Company shall cause the Proxy Statement/Prospectus to be mailed to their respective stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. Subject to the review and approval of Parent, the Company shall prepare such other materials conforming to the requirements of applicable law as may be necessary to solicit the Company Shareholder Approval (as defined in Section 6.03(a)).

         Section 6.03 Stockholders' Meetings.

                  (a) As soon as reasonably practicable based on Section 6.02 above, the Company shall promptly take all action necessary under the CGCL and its Charter Documents, to call the Company Shareholders' Meeting, to be held as promptly as practicable, and in any event within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement and the Merger (the "Company Shareholder Approval"). The Board of Directors of the Company will unanimously recommend that the Company Shareholder Approval be given and will use its reasonable best efforts to solicit from the Company Shareholders the Company Shareholder Approval. Neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose to withdraw, amend or modify in a manner adverse to Parent, the unanimous recommendation of the Board of Directors of the Company that the Company Shareholders vote in favor of and adopt and approve this Agreement and the Merger.

                  (b) As soon as reasonably practicable based on Section 6.02 above, Parent shall promptly take all action necessary under the DGCL and its Certificate of Incorporation and Bylaws, to call the Parent Stockholders' Meeting, to be held as promptly as practicable, and in any event within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon the issuance of shares of Parent Common Stock pursuant to the Merger (the "Parent Stockholder Approval"). Parent will, through its Board of Directors, recommend that the Parent Stockholder Approval be given and will use its reasonable best efforts to solicit from its stockholders the Parent Stockholder Approval. Neither the Board of Directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose to withdraw, amend or modify in a manner adverse to the Company, the unanimous recommendation of the Board of Directors of Parent that the Parent Stockholders vote in favor of and approve the issuance of the shares of Parent Common Stock pursuant to the Merger.

         Section 6.04 Access. The Company shall give to Parent's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents of the Company and shall reasonably permit them to consult with the officers, employees, accountants, counsel and agents of the Company for the purpose of making such investigation of the Company as Parent shall desire to make, provided that such investigation shall not unreasonably interfere with the Company's business and operations. Furthermore, the Company shall furnish to Parent all such documents and copies of documents and records and information with respect to the affairs of the Company and copies of any working papers relating thereto as Parent shall from time to time reasonably request and shall permit Parent and its agents to conduct technical diligence and make such inspections of the Company as Parent may request from time to time, subject to the terms of the Nondisclosure Agreement. Parent agrees that it shall provide the Company with reasonable opportunities to ask questions of Parent's Chief Executive Officer and Chief Financial Officer regarding the business, financial condition, results of operations, properties, assets and liabilities of Parent and its Subsidiaries.

         Section 6.05 Confidentiality. Each party acknowledges that the Company and Parent have previously entered into a Confidentiality Agreement dated November 1, 2000 (the "Nondisclosure Agreement"), which will continue in full force and effect in accordance with its terms.

         Section 6.06 Public Announcement. Neither Parent, Sub nor the Company shall make any press release or other public statement or any statement to any analyst or member of the press concerning the transactions contemplated by this Agreement without the approval of the other party hereto; provided, however, that Parent may, without such approval, but with prior notice to the Company, make such press releases or other public statements as it reasonably believes are required under the rules of The Nasdaq Stock Market or applicable securities laws.

         Section 6.07 Consents. The Company shall use its reasonable efforts to obtain the consents, waivers, assignments and approvals under any of the Material Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in the Company Disclosure Schedule) so as to preserve all rights of, and benefits to, the Surviving Corporation thereunder.

         Section 6.08 Regulatory Approvals.

                  (a) Each of Parent and the Company shall promptly apply for or otherwise seek, and use all reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the transactions contemplated by this Agreement. Each party will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other Person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement. Without limiting the generality of the foregoing, as soon as reasonably practicable following the date hereof, Parent and the Company each shall make such filings and furnish such information relating to the Merger as are required of Parent and the Company by the HSR Act, as well as any other filings required by the competition laws and regulations of any applicable jurisdiction. Parent will pay the applicable HSR filing fee; fees payable with respect to filings required under the HSR Act of any other acquiring person (within the meaning of the regulations promulgated under the HSR Act) shall be the responsibility of such acquiring person. Parent and the Company each shall promptly (i) supply the other with any information which may be required in order to effectuate such filings and (ii) supply any additional information which reasonably may be required by the Federal Trade Commission, the Department of Justice or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement to take any of the following actions if such action would be reasonably likely to result in a material adverse effect on the business, financial condition, results of operations, properties, assets or liabilities of Parent and the Company as the Surviving Corporation taken as a whole: (i) to dispose or cause any of its Subsidiaries to dispose of any assets, or to commit to cause the Company or any of its Subsidiaries or the Surviving Corporation to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause the Company or any of its Subsidiaries or the Surviving Corporation to discontinue offering any product or service;
(iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person any Intellectual Property, or to commit to cause the Company or any of its Subsidiaries or the Surviving Corporation to license or otherwise make available to any Person any Intellectual Property; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing

Date), or to commit to cause the Company or any of its Subsidiaries or the Surviving Corporation to hold separate any assets or operations; or (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Entity or otherwise) regarding its future operations or the future operations of Parent, the Company or any of their respective Subsidiaries or the Surviving Corporation.

         Section 6.09 Notification of Certain Matters. Each party shall give prompt notice to the other parties of any fact, event or circumstance known to it that (a) individually or taken together with all other facts, events and circumstances known to it, has had or is reasonably likely to have a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, or (b) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein; provided, however, that
(i) the delivery of any notice pursuant to this Section 6.09 shall not limit or otherwise affect any remedies available to such other parties, and (ii) disclosure by any party shall not be deemed to amend or supplement the Company Disclosure Schedule or Parent Disclosure Schedule, as applicable, or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

         Section 6.10 Tax-Free Reorganization. Parent and the Company shall (and following the Effective Time, Parent shall cause the Surviving Corporation to) take no action that would reasonably be expected to cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code. Parent and the Company agree to make reasonable and customary representations to counsel for purposes of rendering the opinions described in Sections 7.02(k) and 7.03(e). This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code.

         Section 6.11 Form S-8. Within 10 days following the Closing Date, Parent shall file a registration statement on Form S-8 to register shares of Parent Common Stock issuable upon exercise of the Replacement Options assumed by Parent to the extent the shares of Parent Common Stock issuable upon exercise of such Replacement Options may be registered on Form S-8.

         Section 6.12 Benefit Plans. The Company agrees to terminate its 401(k) plan immediately prior to the Closing, unless Parent, in its sole and absolute discretion, agrees to sponsor and maintain such plan by providing the Company with notice of such election at least five days before the Effective Time. Parent shall take all reasonable actions necessary to allow eligible employees of the Company that will be employees of the Surviving Corporation ("Transitioned Employees"), to participate on substantially similar terms in benefit programs which are substantially comparable to those maintained for the benefit of, or offered to, similarly situated employees of Parent, as soon as practicable after the Effective Time, to the extent permitted by the terms of such Parent benefit plan or any insurance contract or agreement applicable thereto; provided, however, that in the case of plans for which the Company maintains a plan offering the same type of benefit, such participation need not be offered by Parent until the corresponding plan of the Company ceases to be available or is terminated after the Effective

Time. Parent will recognize employment services of each Transitioned Employee with the Company for purposes of eligibility and vesting (but not benefit accrual) under any Parent Benefit Plan. Each Transitioned Employee's year of service with the Company shall be otherwise recognized for all general employment purposes, including, without limitation, seniority, vacation, personal time and similar general employment purposes; provided, that any vacation time offered by Parent in the calendar year of the Effective Time to any Transitioned Employee shall be offset by any vacation time used by or paid to a Transitioned Employee by the Company in the calendar year of the Effective Time. In addition, Parent will (i) waive all limitations as to preexisting conditions, exclusions, waiting periods and service requirements with respect to participation and coverage requirements applicable to Transitioned Employees under any group health plan sponsored by Parent, except to the extent such preexisting conditions, exclusion, waiting period or service requirement had not been satisfied by any such Transitioned Employee as of the Effective Time under a group health plan sponsored by the Company; and (ii) provide each Transitioned Employee with credit for any deductible, copayment and out-of-pocket limits applicable to such employees under any such group medical plan sponsored by the Company and paid by the Transitioned Employee prior to the Effective Time during the calendar year of the Effective Time. Transitioned Employees of the Company as of the Effective Time shall be permitted to participate in the Parent ESPP commencing on the first enrollment date following the Effective Time, subject to compliance with the eligibility provisions of such plan (with employees receiving credit, for purposes of such eligibility provisions, for service with the Company).

         Section 6.13 Allocation Certificate. The Company shall prepare and deliver to Parent at the Closing a certificate signed by the Chief Financial Officer and Secretary of the Company in a form reasonably acceptable to Parent as to the capitalization of the Company immediately prior to the Effective Time and the allocation of the Total Parent Shares among the holders of Company Common Shares, Company Preferred Shares, Company Stock Options, the Company Series A Warrant and any Other Purchase Rights (collectively, the "Company Equity Holders") pursuant to the Merger (the "Allocation Certificate"). The Allocation Certificate shall set forth (i) a true and complete list of the Company Equity Holders immediately prior to the Effective Time and the number and type and/or class of securities owned by each such Company Equity Holder, and (ii) the allocation of the Total Parent Shares among the Company Equity Holders pursuant to the Merger. The Allocation Certificate shall certify that the allocation of the Total Parent Shares among the Company Equity Holders is in accordance with the Company's Charter Documents.

         Section 6.14 FIRPTA Certificate. The Company shall, prior to the Closing Date, provide Parent with a properly executed statement in a form attached hereto as Exhibit G, for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3) (the "FIRPTA Certificate").

         Section 6.15 Rule 145 Affiliate Agreements. Schedule 6.15 sets forth those Persons who, in the Company's reasonable judgment, are or may be "affiliates" of the Company within the meaning of Rule 145 (each such Person a "Rule 145 Affiliate") promulgated under the Securities Act ("Rule 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement from each of the Rule 145 Affiliates of the Company, an executed agreement ("Rule 145 Affiliate Agreement") in the form attached hereto as Exhibit H. Parent and Sub shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Rule 145 Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Rule 145 Affiliate Agreements.

         Section 6.16 Listing of Additional Shares. Parent shall file with Nasdaq a Notification Form for Listing of Additional Shares covering the shares of Parent Common Stock issuable pursuant to the Merger (including Parent Common Stock issued in payment of Company Shareholder Transaction Expenses) and upon exercise of Replacement Options and the Replacement Warrant.

         Section 6.17 Retention Program. At the Closing, Parent shall grant options to purchase an aggregate of 500,000 shares of Parent Common Stock to employees of the Company and its Subsidiaries designated by the Chief Executive Officer of Parent after consultation with the Chief Executive Officer of the Company, with the exercise price of such options equal to the closing price of Parent Common Stock on the Nasdaq National Market on the Closing Date and with such options vesting on Parent's standard vesting schedule following the Closing as described in Section 6.17 of the Parent Disclosure Schedule.

         Section 6.18 Company Transaction Expenses. The Company shall not incur any Company Transaction Expenses following the date hereof except as set forth in Section 3.07 of the Company Disclosure Schedule. At the Closing the Company shall present to Parent final invoices for any and all Company Transaction Expenses, whether paid or unpaid as of the Closing Date. At the Closing, Parent shall pay all unpaid invoices for Company Transaction Expenses against presentation to Parent of satisfactory invoices; provided that Parent shall have the option to pay up to 50% of any fee owed by the Company to Broadview International LLC in shares of Parent Common Stock.

         Section 6.19 Further Assurances. Each of the parties hereto shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and consummate the transactions contemplated hereby. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its respective reasonable best efforts to (i) take or cause to be taken all actions and to do or cause to be done all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and (ii) obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

         Section 6.20 Non-Solicitation. For one year from the date of this
Agreement: (a) Parent shall not, and shall ensure that its representatives soliciting employees or consultants for

Parent shall not, directly or indirectly, solicit, encourage, induce or attempt to induce any employee or consultant of the Company that has been contacted, introduced or made known to Parent in connection with activities relating to the transactions contemplated by this Agreement, to terminate his or her employment with the Company; and (b) the Company shall not, and shall ensure that its representatives soliciting employees or consultants for the Company shall not, directly or indirectly, solicit, encourage, induce or attempt to induce any employee or consultant of Parent that has been contacted, introduced or made known to the Company in connection with activities relating to the transactions contemplated by this Agreement, to terminate his or her employment with Parent. Notwithstanding the foregoing, the restrictions set forth in this Section 6.20 shall not apply to (i) the unsolicited inquiries made by an employee of one party to the other party; (ii) the inquiries received from an employee of one party as the result of a general notice or advertisement placed by the other party; or (iii) the inquiries resulting from an employee's utilization of an employment search.

         Section 6.21 Indemnification of Officers and Directors.

                  (a) For a period of five years following the Effective Time, Parent will fulfill, honor and perform or cause the Surviving Corporation to fulfill, honor and perform all of the Indemnification Obligations of (i) the Company arising under the Company's Articles of Incorporation or Bylaws as in effect in the date hereof, (ii) Subsidiaries arising under the Subsidiary's charter documents as in effect on the date hereof, and (iii) under any indemnification or similar agreement in effect on the date hereof between the Company or a Subsidiary on the one hand, and any Company Covered Person on the other hand, that was approved by the Board of Directors of the Company and copies of which have been provided to Parent or its counsel prior to the date hereof; provided, that such indemnification shall be subject to any limitation from time to time under applicable law. This indemnification shall not apply to any claim by a Parent Indemnified Party pursuant to the terms of this Agreement or any other agreement contemplated by this Agreement. A "Company Covered Person" means any individual who, at any time prior to the Effective Time, was a director or officer of the Company or a Subsidiary or was a trustee or other fiduciary of a plan administered for the benefit of employees of the Company and/or a Subsidiary. "Indemnification Obligations" means any obligation of the Company or a Subsidiary to provide indemnification, defense of claims or advancement of expenses to a Person.

                  (b) This Section 6.21 shall survive the consummation of the Merger, is intended to benefit the Company and each Company Covered Person, shall be binding, jointly and severally, on all successors and assigns of the Surviving Corporation and Parent, and shall be enforceable by each of the Company Covered Persons, their heirs and their representatives.

                  (c) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or, (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.21.

                  (d) The Company represents and warrants to Parent that no claim for indemnification has been made by any Company Covered Person and, to the knowledge of the Company, no basis exists for any such claim for indemnification.

         Section 6.22 Employment and Noncompetition Agreements. As of the date hereof, each of the Key Company Employees shall have entered into Employment and Noncompetition Agreements in substantially the forms attached hereto as Exhibits C and D, respectively.

         Section 6.23 Stock Restriction Agreements. As of the date hereof, each of the Management Shareholders shall have entered into a Stock Restriction Agreement in substantially the form attached hereto as Exhibit E.


                                   ARTICLE VII

                              CONDITIONS TO MERGER

         Section 7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Effective Time of the following conditions:

                  (a) Corporate Approvals. This Agreement and the Merger shall have been approved and adopted by the requisite votes of the Company Shareholders under California law and the Company Charter Documents, and the issuance of the shares of Parent Common Stock pursuant to the Merger shall have been approved by the requisite vote of the Parent Stockholders under Delaware law and the rules of the Nasdaq Stock Market promulgated by the National Association of Securities Dealers.

                  (b) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                  (c) Approvals. Other than the filings contemplated by Section 1.02, all authorizations, consents, orders or approvals of, or declarations or filings with, or waiting periods imposed by, any Governmental Entity the failure to obtain which would have a Company Material Adverse Effect or Parent Material Adverse Effect shall have been filed, occurred or been obtained or shall have expired.

                  (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                  (e) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

         Section 7.02 Conditions to Obligation of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to consummate the transactions contemplated by this Agreement will be subject to the satisfaction, on or prior to the Effective Time, of each of the following conditions, unless waived in writing by Parent:

                  (a) Representations and Warranties of the Company. Each of the representations and warranties of the Company set forth in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date except (A) where such failure to be true and correct does not, individually or in the aggregate, have a Company Material Adverse Effect, and
(B) to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date except where such failure to be true and correct as of such earlier date does not, individually or in the aggregate, have a Company Material Adverse Effect. For purposes of determining the accuracy of such representations and warranties, all "Company Material Adverse Effect" qualifications or other qualifications based on materiality contained in such representations and warranties shall be disregarded. Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by the President of the Company.

                  (b) Performance of Obligations. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, provided that, with respect to obligations that are qualified by materiality, the Company shall have performed such obligations, as so qualified, in all respects; and Parent shall have received a certificate signed on behalf of the Company by the President of the Company to such effect.

                  (c) Company Material Adverse Effect. There shall not have occurred any event, occurrence or change that has had a Company Material Adverse Effect.

                  (d) Dissenter's Rights. The holders of no more than five percent (5%) of the Company Shares outstanding immediately prior to the Effective Time shall have demanded and not lost or withdrawn, or shall be eligible to demand, appraisal rights.

                  (e) [INTENTIONALLY OMITTED]

                  (f) Allocation Certificate. The Company shall have executed and delivered to Parent the Allocation Certificate.

                  (g) Termination of Certain Agreements. The Company shall have delivered to Parent evidence reasonably satisfactory to Parent that the Investor Rights Agreement dated as of August 24, 2000 by and among the Company, the Investors and the Founders, has been terminated.

                  (h) Indemnity Escrow Agreement. The Indemnity Escrow Agreement shall have been duly executed and delivered by the Company Shareholders' Representative (as defined in Section 9.07(a)) in substantially the form attached as Exhibit I hereto (the "Indemnity Escrow Agreement").

                  (i) Employment and Noncompetition Agreements. None of the Key Company Employees listed on Schedule 7.02(i) shall have ceased employment with the Company and the Employment and Noncompetition Agreements with such Key Company Employees shall be effective and shall not have been breached.

                  (j) Opinion of Counsel. Parent and Sub shall have received a written opinion from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to the Company, addressed to Parent and Sub, dated as of the Closing Date, in substantially the form attached hereto as Exhibit J.

                  (k) Tax Opinion. Parent shall have received the written opinion of Morgan, Lewis & Bockius LLP, counsel to Parent, in substantially the form attached hereto as Exhibit K, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code; provided, however, that if Morgan, Lewis & Bockius LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if counsel to the Company provides such opinion. In rendering such opinion, counsel may rely upon the representations and certificates of Parent, Sub and the Company.

                  (l) FIRPTA Certificate. Parent shall have received from the Company a duly executed and certified FIRPTA Certificate.

                  (m) Other Purchase Rights. Any and all Other Purchase Rights shall have been exercised or exchanged for, or converted into, Company Shares or shall have been canceled and all rights with respect thereto released, and the Company shall have delivered to Parent evidence reasonably satisfactory to Parent of such exercise, exchange, conversion or cancellation and release, as applicable.

                  (n) Resignations. The directors of the Company in office immediately prior to the Effective Time shall have resigned as directors as of the Effective Time.

         Section 7.03 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is subject to the satisfaction of each of the following conditions, unless waived in writing by the Company:

                  (a) Representations and Warranties. Each of the representations and warranties of Parent and Sub set forth in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date except (A) where such failure to be true and correct does not, individually or in the aggregate, have a Parent Material Adverse Effect, and (B) to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date except where such failure to be true and correct as of such earlier date does not, individually or in the aggregate, have a Parent Material Adverse Effect, and the Company shall have received a certificate signed on behalf of Parent and Sub by the President or Chief Financial Officer of Parent and Sub to such effect. For purposes of determining the accuracy of such representations and warranties, all "Parent Material Adverse Effect" qualifications or other qualifications based on materiality contained in such representations and warranties shall be disregarded.

                  (b) Performance of Obligations. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date and the Company shall have received a certificate signed on behalf of Parent by the President or Chief Financial Officer of Parent to such effect.

                  (c) Parent Material Adverse Effect. There shall not have occurred any event, occurrence or change that has had a Parent Material Adverse Effect.

                  (d) Legal Opinion. The Company shall have received a written opinion from Morgan, Lewis & Bockius LLP, dated as of the Closing Date, in substantially the form attached hereto as Exhibit L.

                  (e) Tax Opinion. The Company shall have received the written opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, in substantially the form attached hereto as Exhibit M, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code; provided, however, that if Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if counsel to the Parent provides such opinion. In rendering such opinion, counsel may rely upon the representations and certificates of Parent, Sub and the Company.

                  (f) Indemnity Escrow Agreement. The Indemnity Escrow Agreement shall have been duly executed and delivered by Parent and the Indemnity Escrow Agent.

                  (g) Listing of Shares. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.


                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

         Section 8.01 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by written notice by the terminating party to the other party under the circumstances set forth below:

                  (a) by mutual written consent of Parent and the Company; or

                  (b) by either Parent or the Company if the Merger shall not have been consummated by June 30, 2001 (provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; or

                  (c) by Parent if a breach or failure of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred which would cause any condition set forth in Sections 7.01 or 7.02 not to be satisfied and such breach is not cured within 15 business days following receipt by the Company of written notice thereof; provided, however, that there shall be no cure period with respect to any breach of Sections 6.01 and 6.06; or

                  (d) by the Company, if a breach or failure of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement shall have occurred which would cause any condition set forth in Sections 7.01 or 7.03 not to be satisfied and such breach is not cured within 15 business days following receipt by Parent of written notice thereof; or

                  (e) by either Parent or the Company if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and non-appealable; or

                  (f) by Parent or the Company, if the issuance of the shares of Parent Common Stock pursuant to the Merger is not approved by the Parent Stockholders at the Parent Stockholders' Meeting.

         Section 8.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Parent, Sub, the Company or their respective officers, directors, stockholders or Affiliates, except as set forth in Section 8.03; provided, however, that the provisions of Sections 6.05, 6.06, 6.20 and 8.03 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

         Section 8.03 Remedies. Any party terminating this Agreement pursuant to
Section 8.01 (b), (c) or (d) shall have the right to recover damages sustained by such party if the basis for termination is a result of the other party's willful breach of its representations, warranties, covenants or other obligations hereunder, provided that the party seeking relief is not in breach of its obligations hereunder under circumstances which would have permitted the other party to terminate the Agreement under Section 8.01.

         Section 8.04 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company or the issuance of the shares of Parent Common Stock pursuant to the Merger by the Parent Stockholders, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders or stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 8.05 Waiver. At any time prior to the Effective Time, Parent and Sub may waive compliance by the Company or any Company Shareholder, and the Company, and following the Effective Time, the Company Shareholders Representative, may waive compliance by Parent or Sub, by an instrument in writing signed by or on behalf of the party waiving compliance, with any term or provision of this Agreement that the other party was or is obligated to comply with or perform.


                                   ARTICLE IX

                                 INDEMNIFICATION

         Section 9.01 Survival. The representations and warranties of the Company, Parent and Sub contained in this Agreement shall survive the Closing for a period of 12 months following the Closing Date (the "Survival Period"); provided, however, there shall be no limitation period for matters involving fraud.

         Section 9.02 Indemnification by the Company Shareholders.

                  (a) Subject to the limitations set forth in this Article IX, Parent, Sub, the Surviving Corporation, the officers, directors, agents employees and Affiliates of Parent (each, a

"Parent Indemnified Party" and collectively, the "Parent Indemnified Parties") shall be indemnified, defended and held harmless by the Company Shareholders (collectively, the "Company Indemnifying Parties") against any losses, liabilities of every type and nature (whether known or unknown, fixed or contingent), claims, including, without limitation, any third-party claims, damages, deficiencies, charges, causes of action, suits, proceedings, assessed interest, penalties, Taxes, costs and expenses (including reasonable legal and other professional fees and expenses) (collectively, "Losses") resulting from, arising out of, or incurred by any Parent Indemnified Party in connection with, or otherwise with respect to:

                      (i) any inaccuracy or breach of a representation and warranty or other statement by the Company contained in this Agreement, the Company Disclosure Schedule, any exhibit attached hereto, or any certificate or schedule furnished or to be furnished to Parent pursuant hereto; and

                      (ii) any breach of any covenant or agreement of the Company contained in this Agreement or any exhibit attached hereto, or any certificate or schedule furnished or to be furnished to Parent pursuant hereto.

As used herein, "Losses" is not limited to matters asserted by third parties, but includes Losses incurred or sustained by the Parent Indemnified Parties in the absence of claims by third parties.

                  (b) As soon as practicable following the Effective Time, the Escrow Shares (as defined below) shall be delivered to the Indemnity Escrow Agent. Such Escrow Shares, together with any and all income and proceeds thereon, shall be referred to hereinafter as the "Indemnity Escrow Fund." The Indemnity Escrow Fund shall be available to compensate the Parent Indemnified Parties pursuant to the indemnification obligations of the Company Indemnifying Parties. The Indemnity Escrow Fund shall be held and disbursed by the Indemnity Escrow Agent in accordance with the Indemnity Escrow Agreement. The term "Escrow Shares" means a number of shares of Parent Common Stock equal to 10% of the shares of Parent Common Stock to be issued to the Company Shareholders in the Merger, plus any shares as may be issued upon any stock split, stock dividend or similar recapitalization with respect to such shares. The Escrow Shares attributable to each Company Shareholder shall be equal to the aggregate number of Escrow Shares multiplied by a fraction the numerator of which is the number of shares of Parent Common Stock issuable to each such Company Shareholder pursuant to the Merger and the denominator of which is the aggregate number of shares of Parent Common Stock issuable to all Company Shareholders pursuant to the Merger. Parent's sole and exclusive remedy for Losses shall be the release of Escrow Shares from the Indemnity Escrow Fund to Parent subject to and in accordance with the Indemnity Escrow Agreement; provided, however, this Article IX and the rights and restrictions set forth herein do not limit any other potential remedies of Parent with respect to any act of fraud by the Company. The Company Shareholders, in their capacity as shareholders, shall not have any right of indemnification or contribution from Parent or the Surviving Corporation with respect to any Loss claimed by any Parent Indemnified Party after the Effective Time.

         Section 9.03 Limitations.

                  (a) No Escrow Shares shall be released to the Parent Indemnified Parties from the Indemnity Escrow Fund under the Indemnity Escrow Agreement until the aggregate amount of all Losses as to which claims have been asserted and determined pursuant to the terms hereof and the Indemnity Escrow Agreement to be indemnifiable (aggregating all of the claims against the Company Indemnifying Parties) exceeds $350,000 (the "Indemnification Floor"), in which case the Parent Indemnified Parties shall be entitled to be reimbursed from the Indemnity Escrow Fund for the full amount of such Losses in excess of the Indemnification Floor. Notwithstanding the foregoing, in the event that Parent or the Company pays any Company Transaction Expenses for which a final invoice was not presented to Parent at the Closing, then to the extent that Company Transaction Expenses exceed $4,000,000, the amount of such invoice shall constitute Losses for which the Parent Indemnified Parties shall be reimbursed out of the Indemnity Escrow Fund from the first dollar without regard to the Indemnification Floor; provided, however, the amount of such invoice shall not be included within Losses that are aggregated to determine if claims exceed the Indemnification Floor. Subject to and in accordance with the Indemnity Escrow Agreement, once the Indemnification Floor has been reached, the full amount of such Losses (aggregating all of the claims against the Company Indemnifying Parties) in excess of the Indemnification Floor shall be subject to indemnification and a number of Escrow Shares shall be released to Parent from the Indemnity Escrow Fund that have an aggregate value equal to the amount of all Losses in excess of the Indemnification Floor, computed, with respect to Losses attributable to each respective claim, on the basis of the last reported sale prices per share of Parent Common Stock on the Nasdaq National Market as reported in The Wall Street Journal for the 10 trading days ending on the date which is three business days immediately preceding and not including (i) that date on which such claim is made pursuant to the Indemnity Escrow Agreement, or
(ii) if such claim is contested in accordance with the provisions of the Indemnity Escrow Agreement, the date on which such claim is finally resolved in accordance therewith. The amount of Losses shall be reduced by the amount of any insurance proceeds, if any (net of (i) any out-of-pocket expenses, (ii) increases in premiums or (iii) any deductibles incurred in connection with collecting such insurance proceeds), that are actually received by Parent or the Company; provided, however, that neither Parent nor the Company shall have any obligation to maintain insurance or pursue claims and Parent's or the Company's failure to pursue claims or otherwise seek reimbursement shall not reduce the amount of Losses indemnifiable hereunder.

                  (b) Except in the case of fraud, after the Closing, the indemnification provided in this Article IX shall be the exclusive remedy for Losses available to Parent, Sub and Parent Indemnified Parties for any breach of any representation, warranty, covenant or agreement contained in this Agreement, the Company Disclosure Schedule or any agreement attached as an exhibit hereto, or any certificate or schedule furnished or to be furnished to Parent or Sub pursuant hereto. In no event shall the liability of the Company Shareholders for any such breach exceed the total number of Escrow Shares in the Indemnity Escrow Fund. Any Escrow Shares that are disbursed from the Indemnity Escrow Fund in satisfaction of any claim shall be drawn pro rata from the Escrow Shares allocable to the Company Shareholders in accordance with their respective interests therein as set forth in Exhibit A to the Indemnity Escrow Agreement.

                  (c) Nothing in this Article IX shall limit the liability of the Company or the remedies available to Parent and Sub for any willful breach of any representation, warranty, covenant or agreement contained in this Agreement if there is no Closing.

         Section 9.04 Notice of Claims. Any Parent Indemnified Party entitled to indemnification under this Article IX (the "Indemnitee") shall notify the Company Shareholders' Representative on behalf of the Company Indemnifying Parties (the "Indemnitor") in writing of any claim, which the Indemnitee shall have determined has given rise to a claim for indemnification under this Article IX ("Notice of Claim"). The Notice of Claim shall set forth the amount or an estimate of the foreseeable maximum amount of claimed Losses and a description of the basis for such claim. No claim for indemnification may be made by an Indemnitee after the expiration of the Survival Period, provided that in the event that a Notice of Claim shall have been delivered within the Survival Period (whether or not formal legal action shall have been commenced based upon such claim), the claim specified therein shall continue to be subject to indemnification in accordance herewith.

         Section 9.05 Third Party Claims.

                  (a) If the facts giving rise to any indemnification provided for in this Agreement involve any actual or threatened claim or demand by any third party ("Third Party Claim") against any Indemnitee, the Indemnitee shall give prompt written notice of such Third Party Claim to the Indemnitor. Failure or delay in notifying the Indemnitor will not relieve the Indemnitor of any liability it may have to the Indemnitee, except to the extent that such failure or delay causes actual harm to the Indemnitor with respect to such claim. The Indemnitor will be entitled, upon its election, by written notice given to the Indemnitee within 30 days after the date on which the Indemnitee has given notice of such Third Party Claim to the Indemnitor (without prejudice to the right of such Indemnitee to participate at its expense through counsel of its own choosing), to assume the defense or prosecution of such claim and any litigation resulting therefrom (a "Third Party Defense") at its expense and through counsel of its own choosing reasonably acceptable to the Indemnitee; provided, however, that the Indemnitor shall not have the right to assume the Third Party Defense (i) to the extent that any such claim seeks, in addition to or in lieu of monetary damages, any injunctive or other equitable relief, or
(ii) if the Indemnitor fails to provide reasonable assurance to the Indemnitee of the adequacy of the Escrow Fund to provide indemnification in accordance with the provisions of this Agreement with respect to such proceeding, or (iii) to the extent that the Third Party Claim is an Intellectual Property Claim or involves a claim by a customer of the Company, Parent or any of their respective Subsidiaries, or (iv) if the Third Party Claim, when aggregated with all other claims pending against the Indemnity Escrow Fund, exceeds the then current value of the Escrow Shares remaining in the Indemnity Escrow Fund; and provided further, that if, by reason of the claim of such third party a lien, attachment, garnishment or execution is placed upon any of the property or assets of such Indemnitee, the Indemnitor, if it desires to exercise its right to assume such Third Party Defense, must furnish a satisfactory indemnity bond to obtain the prompt release of such lien, attachment, garnishment or execution. As used herein, "Intellectual

Property Claim" shall mean any claim that (i) the Company or any of its Subsidiaries has infringed or violated, does infringe or violate, or would infringe or violate, the patent or intellectual property or proprietary rights of any third party, or (ii) the carrying on of the Company's business by the present or former employees or independent contractors of the Company conflicts with or breaches the terms, conditions and provisions of, or constitutes a default under, any employment, confidentiality, assignment of inventions or noncompetition agreement under circumstances in which such conflict, breach or default would limit the Company's ability to carry on its business or to use or employ any employee or independent contractor in the Company's business as conducted prior to the Closing, including, without limitation, the products listed on Schedule 3.13(c)(iii). If the Indemnitor assumes a Third Party Defense, it will conduct the Third Party Defense actively and diligently, and will hold all Indemnitees harmless from and against all Losses caused by or arising out of any settlement thereof (other than such Indemnitee's expenses of participation in such defense, prosecution or settlement). Except with the written consent of the Indemnitee (not to be unreasonably withheld) to which the Indemnitor is obligated to furnish indemnification pursuant to this Agreement, the Indemnitor will not, in a Third Party Defense, consent to the entry of any judgment or enter into any settlement (i) which does not include as an unconditional term thereof the giving to the Indemnitee by the third party of a release from all liability in respect of such suit, claim, action, or proceeding, (ii) unless there is no finding or admission of any violation of law by the Indemnitee (or any affiliate thereof) or any violation of the rights of any Person and no effect on any other claims of a similar nature that may be made by the same third party against the Indemnitee, (iii) which imposes any form of relief other than monetary damages, or (iv) which exceeds the then current value of the Escrow Shares remaining in the Indemnity Escrow Fund. Parent and its affiliates will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim as to which the Indemnitor has elected to assume the defense without the prior written consent of the Indemnitor (not to be unreasonably withheld). Parent will provide reasonable cooperation in the defense of the Third Party Claim.

                  (b) In the event that the Indemnitor fails or elects not to assume the defense of an Indemnitee against such Third Party Claim, which the Indemnitor had the right to assume under this Section 9.05, the Indemnitee shall have the right, at the expense of the Indemnitor, to defend or prosecute such claim or litigation in such manner as it may reasonably deem appropriate and, with the prior consent of the Indemnitor (not to be unreasonably withheld), consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may reasonably deem appropriate. The Indemnitee shall be entitled to be reimbursed promptly from the Indemnity Escrow Fund for any Losses incurred in connection with such settlement. If no settlement of such claim or litigation is made, the Indemnitee shall be entitled to be reimbursed promptly from the Indemnity Escrow Fund for any Losses arising out of any judgment rendered with respect to such claim or litigation. Any Losses for which an Indemnitee is entitled to indemnification hereunder shall be promptly paid as incurred. If the Indemnitor does not elect to assume a Third Party Defense which it has the right to assume hereunder, the Indemnitee shall have no obligation to do so.

                  (c) In the event that the Indemnitor is not entitled to assume the defense of the Indemnitee against such Third Party Claim pursuant to this
Section 9.05, the Indemnitee shall have the right to undertake the defense and, with the prior consent of the Indemnitor (not to be unreasonably withheld), consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it may reasonably deem appropriate. In each case, the Indemnitee shall conduct the defense of the Third Party Claim actively and diligently, and the Indemnitor will provide reasonable cooperation in the defense of the Third Party Claim.

         Section 9.06 Effect of Investigation; Waiver.

                  (a) Parent's right to indemnification or other remedies based upon the representations and warranties, covenants, agreements and undertakings of the Company will not be affected by any investigation, knowledge or waiver of any condition by Parent. Such representations and warranties shall not be affected or deemed waived by reason of the fact that Parent knew or should have known that any of the same is or might be inaccurate. Any investigation by such party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

                  (b) The waiver by Parent of any condition based on the accuracy of any representation or warranty, or compliance with any covenant or obligation, will not affect any right to indemnification or other remedy based on such warranties, covenants and obligations unless otherwise expressly agreed in writing by Parent.

         Section 9.07 Company Shareholders' Representative.

                  (a) By virtue of and effective upon the Company Shareholder Approval, each shareholder of the Company hereby irrevocably appoints K. Cyrus Hadavi as his, he or its representative (the "Company Shareholders' Representative"), to act as his, her or its agent and attorney-in-fact, with authority to execute all instruments as if signed by each such shareholder, and to take any action with respect to all matters arising under this Agreement and the Indemnity Escrow Agreement and any and all other documents entered into in connection therewith (the "Transaction Documents"), including, without limitation, the following: (i) waiving any breaches by Parent under the Agreement prior to and after the Closing; (ii) appointing and designating the Indemnity Escrow Agent; (iii) instituting, prosecuting and/or defending lawsuits; (iv) objecting, in the Company Shareholders' Representative's sole discretion, to Notices of Claims by Parent Indemnified Parties and agreeing to, negotiating, entering into settlements and compromises of such claims; (v) authorizing disbursements from the Indemnity Escrow Fund and making any investment decisions regarding the Indemnity Escrow Fund as required pursuant to the Indemnity Escrow Agreement; and (vi) taking all other actions relating to shareholders' rights and obligations under the Transaction Documents that the Company Shareholders' Representative, in his sole discretion, deems appropriate.

                  (b) The Company Shareholders' Representative shall not be responsible or liable to any shareholder of the Company for any act or omission of any kind so long as he has acted in good faith (any such action or omission pursuant to an order, judgement or decree of any court or administrative agency, or advice of counsel, shall be conclusive evidence of such good faith), or for the expiration of rights under any statute of limitations with respect to the Transaction Documents. The shareholders of the Company shall severally indemnify the Company Shareholders' Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Company Shareholders' Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

                  (c) A decision, act, consent or instruction of the Company Shareholders' Representative shall constitute a decision of all shareholders of the Company for whom shares of Parent Common Stock otherwise issuable to them are deposited in the Indemnity Escrow Fund and shall be final, binding and conclusive upon each such shareholder, and the Indemnity Escrow Agent and Parent may rely upon any decision, act, consent or instruction of the Company Shareholders' Representative as being the decision, act, consent or instruction of each and every such shareholder. The Indemnity Escrow Agent and Parent are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Company Shareholders' Representative.


                                    ARTICLE X

                               GENERAL PROVISIONS

         Section 10.01 Contents of Agreement; Parties in Interest; etc. This Agreement, the other Transaction Documents and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits and Company Disclosure Schedule, set forth the entire understanding of the parties hereto with respect to the Merger. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement, except for the Nondisclosure Agreement which shall continue in full force and effect in accordance with its terms.

         Section 10.02 Assignment and Binding Effect. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, heirs, personal representatives, successors and assigns.

         Section 10.03 Expenses.

                  (a) Subject to Section 10.03(b), each party shall bear its own expenses incurred in connection with this Agreement in the event that the Merger is not consummated.

                  (b) In the event that the Company terminates this Agreement pursuant to Section 8.01(f), Parent will pay the financial advisory, legal, accounting and other expenses incurred by the Company in connection with the proposed Merger, this Agreement and related documents up to a maximum of $3,000,000 provided that (i) Parent is not then entitled to terminate this Agreement under the terms hereof (other than pursuant to Section 8.01(f)) and
(ii) the conditions to Parent's obligation to close set forth in Sections 7.01 and 7.02 have been satisfied.

                  (c) In the event that the Merger is consummated, (i) Parent shall bear its own expenses incurred in connection with the Merger, this Agreement and related documents, including, without limitation, all printing costs related to the preparation of the Registration Statement and Proxy Statement/Prospectus, (ii) Parent shall bear up to $4,000,000 of the Company Transaction Expenses (the "Parent Portion") and (iii) the Company Shareholders shall bear all Company Transaction Expenses in excess of the Parent Portion. The Company Shareholder Transaction Expenses shall be borne by the Company Shareholders through the withholding by Parent of the Company Shareholder Transaction Expense Shares in accordance with Section 2.01. Parent shall have the option to pay up to 50% of the fee owed by the Company to Broadview International LLC in shares of Parent Common Stock.

         Section 10.04 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given on the day established by the sender as having been delivered personally; on the day delivered by a private courier as established by the sender by evidence obtained from the courier; or on the fifth day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

                  If to Parent or Sub, to:

                           FreeMarkets Center
                           210 Sixth Avenue
                           Pittsburgh, PA  15222
                           Attn: Chief Executive Officer

                  With a required copy to:

                           Morgan, Lewis & Bockius LLP
                           One Oxford Centre
                           Pittsburgh, PA  15232
                           Attention: Marlee S. Myers, Esq.

                  If to the Company to:

                           5933 West Century Blvd.
                           Twelfth Floor
                           Los Angeles, CA  90045
                           Attn: Chief Executive Officer

                  With a required copy to:

                           Gunderson Dettmer Stough
                           Villeneuve Franklin & Hachigian, LLP
                           155 Constitution Drive
                           Menlo Park, CA  94025
                           Attention: David T. Young, Esq.

or to such other address or to the attention of Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

         Section 10.05 Delaware Law to Govern. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, excluding any laws that would cause the laws of another jurisdiction to apply. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

         Section 10.06 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, except that (i) in the case of Section 6.21, the officers and directors of the Company prior to the Effective Time, (ii) in the case of
Article IX hereof, the other Indemnified Parties, and (iii) in the case of
Section 9.07, the Company Shareholders' Representative, such Persons and their respective heirs, executors, administrators, legal representatives, successors and assigns, are express third-party beneficiaries of such sections.

         Section 10.07 Headings, Gender and "Person." All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "Person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

         Section 10.08 Schedules and Exhibits. All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

         Section 10.09 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 10.10 Counterparts. This Agreement may be executed in any number of counterparts, and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         Section 10.11 Specific Performance. The Company and Parent each agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof and that each party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                                   ARTICLE XI

                                  DEFINITIONS

         Section 11.01 Definitions. As used in this Agreement, the following terms shall have the following meanings:

         Acquisition                                                               6.01(a)
         Acquisition Proposal                                                      6.01(a)
         Action                                                                       3.15
         Affiliate                                                                    3.18
         Agent                                                                        6.01

         Agreement                                                            Introduction
         Allocation Certificate                                                       6.13
         Articles Amendment                                                        3.01(c)
         Authorizations                                                            3.10(a)
         Balance Sheet                                                                3.04
         Balance Sheet Date                                                           3.04
         Benefit Plan                                                                 3.17
         CERCLA                                                                 3.19(k)(v)
         CGCL                                                                         1.01
         Certificate of Amendment                                                  3.01(c)
         Certificates                                                              2.03(c)
         Closing                                                                      1.02
         Closing Date                                                                 1.02
         Code                                                                     Recitals
         Common Stock Exchange Ratio                                               2.01(b)
         Common Stock Consideration                                                2.01(c)
         Company                                                              Introduction
         Company Charter Documents                                                 3.02(c)
         Company Common Shares                                                     2.01(d)
         Company Covered Person                                                    6.21(a)
         Company Disclosure Schedule                           Introduction to Article III
         Company Equity Holders                                                       6.13
         Company Indemnifying Parties                                              9.02(a)
         Company Intellectual Property                                          3.13(a)(i)
         Company License                                                       3.13(a)(ii)
         Company Material Adverse Effect                                           3.01(a)
         Company Preferred Shares                                                  2.01(e)
         Company Proprietary Information                                      3.13(a)(iii)
         Company Registrations                                                 3.13(a)(iv)
         Company Restricted Stock                                                  2.02(d)
         Company Rights of First Offer                                             3.02(b)
         Company Series A Preferred Shares                                         2.01(f)
         Company Series A Warrant                                                  2.01(g)
         Company Series B Preferred Shares                                         2.01(h)
         Company Series C Preferred Shares                                         2.01(i)
         Company Shareholder Agreements                                           Recitals
         Company Shareholder Approval                                              6.03(a)
         Company Shareholder Transaction Expense Shares                            2.01(k)
         Company Shareholder Transaction Expenses                                  2.01(j)
         Company Shareholders                                                      2.01(l)
         Company Shareholders' Meeting                                                3.29
         Company Shareholders' Representative                                      9.07(a)
         Company Shares                                                            2.01(m)
         Company Stock Option Plan                                                    2.08

         Company Stock Options                                                     2.01(n)
         Company Transaction Expenses                                              2.01(o)
         Company's knowledge                                                       3.02(b)
         Constituent Corporations                                                  1.03(a)
         Confidentiality Agreements                                                3.13(i)
         DGCL                                                                         1.01
         Effective Time                                                               1.02
         Employment Agreements                                                     3.16(a)
         Environment                                                            3.19(k)(i)
         Environmental Action                                                  3.19(k)(ii)
         Environmental Claim                                                  3.19(k)(iii)
         Environmental Clean-up Site                                           3.19(k)(iv)
         Environmental Laws                                                     3.19(k)(v)
         Environmental Permits                                                 3.19(k)(vi)
         Escrow Shares                                                             9.02(b)
         Exchange Agent                                                            2.03(a)
         Financial Statements                                                         3.04
         FIRPTA Certificate                                                           6.14
         Foreign Plans                                                             3.17(i)
         GAAP                                                                         3.04
         Governmental Entity                                                       3.03(b)
         Hazardous Substances                                                 3.19(k)(vii)
         HSR Act                                                                   3.03(c)
         Indemnification Floor                                                     9.03(a)
         Indemnification Obligations                                               6.21(a)
         Indemnitee                                                                   9.04
         Indemnitor                                                                   9.04
         Indemnity Escrow Agent                                                    2.03(c)
         Indemnity Escrow Agreement                                                7.02(h)
         Indemnity Escrow Fund                                                     9.02(b)
         Intellectual Property                                                  3.13(a)(v)
         Intellectual Property Claim                                               9.05(a)
         Intellectual Property Rights                                          3.13(a)(vi)
         Key Company Employees                                                    Recitals
         Leases                                                                    3.12(b)
         Liabilities                                                                  3.07
         Liens                                                                     3.02(d)
         Losses                                                                    9.02(a)
         Management Shareholders                                                  Recitals
         Marks                                                                3.13(a)(vii)
         Material Contracts                                                           3.14
         Merger                                                                       1.01
         Merger Consideration                                                      2.01(p)
         Nondisclosure Agreement                                                      6.05

         Notice of Claim                                                              9.04
         Other Purchase Rights                                                     3.02(b)
         PCBs                                                                      3.19(g)
         Parent                                                               Introduction
         Parent Common Stock                                                       2.01(q)
         Parent Disclosure Schedule                             Introduction to Article IV
         Parent ESPP                                                                  4.02
         Parent Indemnified Party                                                  9.02(a)
         Parent Material Adverse Effect                                               4.01
         Parent Portion                                                           10.03(c)
         Parent Preferred Stock                                                       4.02
         Parent SEC Reports                                                        4.04(a)
         Parent Stockholder Agreements                                            Recitals
         Parent Stockholder Approval                                               6.03(b)
         Parent Stockholder Parties                                               Recitals
         Parent Stockholders                                                          3.29
         Parent Stockholders' Meeting                                                 3.29
         Patents                                                             3.13(a)(viii)
         Pension Plan                                                              3.17(b)
         Per Share Merger Consideration                                            2.01(r)
         Permitted Liens                                                              3.08
         Plan                                                                         3.17
         Pledged Shares                                                            2.03(c)
         Preferred Stock Consideration                                             2.01(s)
         Products                                                                  3.13(m)
         Proprietary Information                                               3.13(a)(ix)
         Proxy Statement/Prospectus                                                   3.29
         RCRA                                                                   3.19(k)(v)
         Real Property                                                                3.12
         Registration Statement                                                       3.29
         Regulations                                                               3.10(a)
         Release                                                             3.19(k)(viii)
         Replacement Option                                                           2.08
         Replacement Warrant                                                          2.09
         Restricted Stock Agreements                                               2.02(d)
         Rule 145                                                                     6.15
         Rule 145 Affiliate                                                           6.15
         Rule 145 Affiliate Agreement                                                 6.15
         SEC                                                                          3.29
         Series A Preferred Stock Consideration                                    2.01(u)
         Series A Preferred Stock Exchange Ratio                                   2.01(t)
         Series B Preferred Stock Consideration                                    2.01(w)

         Series B Preferred Stock Exchange Ratio                                   2.01(v)
         Series C Preferred Stock Consideration                                    2.01(y)
         Series C Preferred Stock Exchange Ratio                                   2.01(x)
         Shareholder Parties                                                      Recitals
         Software                                                                  3.13(x)
         Sub                                                                  Introduction
         Subsidiary                                                                3.01(d)
         Survival Period                                                              9.01
         Surviving Corporation                                                     1.03(a)
         Tax Returns                                                               3.06(a)
         Taxes                                                                     3.06(a)
         Third Party Claim                                                         9.05(a)
         Third Party Defense                                                       9.05(a)
         Third Party Intellectual Property                                     3.13(a)(xi)
         Third Party Intellectual Property Rights                                3.13(xii)
         Third Party License                                                 3.13(a)(xiii)
         Third Party Proprietary Information                                  3.13(a)(xiv)
         Total Parent Shares                                                       2.01(z)
         Transaction Documents                                                     9.07(a)
         Transitioned Employees                                                       6.12
         Transmittal Letter                                                        2.03(c)
         Treasury Shares                                                           2.02(c)
         Unvested Shares                                                           2.03(c)
         Vested Replacement Options                                                9.02(b)
         Work Product Agreements                                                   3.13(j)

         IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto, duly authorized as of the date first written above.

                                         FREEMARKETS, INC.


                                         By: /s/ Glen Meakem
                                            ------------------------------------
                                             Glen Meakem
                                             Chief Executive Officer and
                                               Chairman of the Board

                                         AXE ACQUISITION CORPORATION


                                         By: /s/ Joan Hooper
                                            ------------------------------------
                                             Joan Hooper
                                             Vice President


                                         ADEXA, INC.

                                         By: /s/ K. Cyrus Hadavi
                                            ------------------------------------
                                             K. Cyrus Hadavi
                                             President and
                                               Chief Executive Officer